UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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First Solar, Inc.

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First Solar, Inc.
350 West Washington Street
Suite 600
Tempe, Arizona 85281

April 3, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 annual meeting of stockholders of First Solar, Inc. on Wednesday, May 15, 2019 at 12:00 p.m., Eastern Time, which will be a virtual meeting, conducted via live webcast.

The virtual meeting format allows all of our stockholders the opportunity to participate in the annual meeting no matter where they are located. If you plan to attend the annual meeting virtually on the Internet, please follow the instructions in the “Questions and Answers About the Annual Meeting” section of this proxy statement.

This proxy statement contains important information about participating in the annual meeting, proxy voting, and the business to be conducted at the annual meeting, as does the Notice of Internet Availability of Proxy Materials that has been mailed to each stockholder (each, a “Notice”). Each Notice also describes how you can access this proxy statement and a copy of our 2018 Annual Report to stockholders (the “2018 Annual Report”) on the Internet. We encourage you to read our 2018 Annual Report. It includes our audited consolidated financial statements and information about our operations, markets, and products.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. If you are a stockholder of record, you may vote on the Internet or by telephone, and, if you requested to receive printed proxy materials, by mailing the proxy card. If you hold your shares beneficially in street name, you may vote on the Internet and as is otherwise provided in the Notice you receive from your broker, bank, or other nominee. Please carefully review the instructions regarding each of your voting options described in this proxy statement and in any Notice you receive from us or your broker, bank, or other nominee.

Sincerely,

Mark R. Widmar
Chief Executive Officer

First Solar, Inc.
350 West Washington Street
Suite 600
Tempe, Arizona 85281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2019 annual meeting of stockholders of First Solar, Inc. will be held on Wednesday, May 15, 2019 at 12:00 p.m., Eastern Time, virtually on the Internet. You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting www.meetingcenter.io/216494404. Further information regarding attendance, including how to access the virtual meeting, is set forth in the “Questions and Answers about the Annual Meeting” section of this proxy statement.

The purposes of the annual meeting are as follows:

1.	to elect ten members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as First Solar, Inc.’s independent registered public accounting firm for the year ending December 31, 2019; and

3.	to transact such other business as may properly come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above or on any date or dates to which the annual meeting may be adjourned or postponed.

The close of business on March 21, 2019 is the record date for determining stockholders entitled to vote at the annual meeting. Only holders of common stock of First Solar, Inc. as of the record date are entitled to vote on the matters listed in this notice of annual meeting. A complete list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders during normal business hours at our corporate headquarters located at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 during the 10 days prior to the annual meeting. Each Notice is first being mailed to stockholders, and this proxy statement is first being made available to stockholders, on or about April 3, 2019.

By order of the board of directors,

Paul Kaleta
Secretary
April 3, 2019

Your vote is very important
Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in any Notice you receive, in the section entitled “Questions and Answers About the Annual Meeting” beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, in the proxy card or voting instruction form enclosed with such proxy materials.

First Solar, Inc.
350 West Washington Street
Suite 600
Tempe, Arizona 85281

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of First Solar, Inc., a Delaware corporation (“First Solar,” the “Company,” “we,” “us,” or “our”), for use at the annual meeting of the Company’s stockholders to be held virtually on the Internet on Wednesday, May 15, 2019 commencing at 12:00 p.m., Eastern Time, and at any adjournment or postponement. Instructions on how to attend the annual meeting can be found below in “Questions and Answers About the Annual Meeting – How can I attend and vote at the annual meeting?”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders are being asked to consider and vote upon the following matters:

•	the election of ten members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.

The stockholders will also transact any other business that may properly come before the annual meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to again take advantage of the Securities and Exchange Commission’s (the “Commission” or the “SEC”) “notice and access” rules that permit our proxy materials to primarily be provided on the Internet instead of mailing printed copies. This delivery method enables us to provide you with the information you need, while making delivery more efficient and environmentally friendly. In accordance with these rules, we have mailed a Notice to each of our stockholders of record, while stockholders who hold their shares beneficially in street name, as described further below, will receive a separate Notice directly from their broker, bank, or other nominee. Each Notice was first mailed on or about April 3, 2019.

The Notice you receive will provide instructions regarding how you may access our proxy materials and our 2018 Annual Report on the Internet and will also provide instructions regarding how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice you receive. You will not receive a printed copy of the proxy materials unless you specifically request one (or have made such a request in the past).

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most First Solar stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record, and a Notice was sent directly to you by First Solar. As the stockholder of record, you have the right to attend the annual meeting and vote your shares during the meeting. If you will not be attending the annual meeting, you may also vote by granting a proxy over the Internet or by telephone, and, if you requested to receive printed proxy materials, by mailing the proxy card, as will be described in the Notice you receive and below under the heading “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other nominee, like the substantial majority of our stockholders, you are considered the beneficial owner of shares held in street name, and a Notice was sent to you by your nominee. As the beneficial owner, you are invited to attend the annual meeting and vote your shares during the meeting, except that, since a beneficial owner is not the stockholder of record, you may not attend or vote your shares during the annual meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares as will be described in the Notice you receive and below under the heading “How can I attend the annual meeting?”

If you will not be attending the annual meeting, you may vote by granting a proxy over the Internet and as otherwise will be described in the Notice you receive and below under the heading “How can I vote my shares without attending the annual meeting?”

How do I get electronic access to the proxy materials?

The Notice you receive will provide instructions regarding how you may view our proxy materials for the annual meeting and 2018 Annual Report on the Internet. If you are a stockholder of record, the Notice you receive will provide instructions regarding how you may instruct us to send our future proxy materials to you electronically by email, while if you are a beneficial owner, you should consult with your broker, bank, or other nominee regarding how to request electronic access to future proxy materials.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How does the board of directors recommend that I vote?

The board of directors recommends that you vote your shares (1) “FOR” each of the nominees to the board of directors and (2) “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Who is entitled to vote?

The record date for the annual meeting is March 21, 2019. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. Attendance at the virtual annual meeting will be limited to such stockholders of record, their proxies, beneficial owners that have obtained a legal proxy from their stockholder of record, and our invited guests.

The Company’s sole outstanding capital stock is its common stock, with a par value of $0.001 per share. Each holder of our common stock is entitled to one vote per share on each matter submitted at the annual meeting. At the close of business on the record date there were 105,345,509 shares of our common stock outstanding and eligible to vote at the annual meeting.

How can I attend and vote at the annual meeting?

Stockholders of record at the close of business on March 21, 2019 will be able to attend the annual meeting, vote, and submit questions during the annual meeting by visiting www.meetingcenter.io/216494404 at the meeting date and time. We encourage you to access the annual meeting prior to the start time. Online access will begin at 11:30 a.m., Eastern Time. The two items of information needed to access the virtual annual meeting from the website are the following:

Username: the 15-digit control number located in the shaded bar on the Notice you receive or on the proxy card

Meeting password: FSLR2019

Have the Notice or proxy card in hand when you access the website and then follow the instructions. If you are a stockholder of record, you are already registered for the virtual meeting. If you hold your shares beneficially in street name, you must register in advance to attend the virtual meeting, vote, and submit questions. To register in advance you must obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare. Requests for registration should be directed to:

Computershare
First Solar Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 8, 2019. Even if you plan to attend the virtual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Stockholders of record and beneficial owners who duly registered to attend the annual meeting will be able to vote their shares and submit questions at any time during the virtual meeting by following the instructions on the website above.

If you have technical difficulties or trouble accessing the virtual meeting at any time after online access commences at 11:30 a.m., Eastern Time, on the date of the annual meeting, please access the support link provided on the website.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided in the Notice you receive, and, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may vote by proxy over the Internet by following the instructions provided in the Notice you receive or as is otherwise provided in such Notice.

Can I change my vote after I submit my proxy?

Yes, you may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to First Solar’s Corporate Secretary at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 prior to your shares being voted, or by attending the annual meeting and voting. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold shares beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee in accordance with the instructions they provide for such purpose, or, if you have obtained a legal proxy from your broker, bank, or other nominee giving you the right to vote your shares, by attending the annual meeting and voting.

How many shares must be present to hold the annual meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, directly or by proxy, of the holders of a majority of the total voting power of the outstanding shares of common stock entitled to vote at the annual meeting on the record date constitutes a quorum. In accordance with Delaware law, the board of directors has authorized that the annual meeting be held via virtual meeting, and accordingly, stockholders and proxy holders virtually attending the annual meeting are deemed present in person for purposes of determining the presence of a quorum. Both “abstentions” and “broker non-votes” (described below) are counted for the purpose of determining the presence of a quorum. If a quorum is not present, the chairman of the annual meeting may adjourn the meeting until a quorum is present.

What is the voting requirement to approve each of the proposals?

Pursuant to our bylaws, in uncontested elections of directors each nominee is to be elected by the affirmative vote of a majority of the votes cast with respect to such nominee’s election. A person shall be considered to have received a majority of the votes cast with respect to such person’s election only if the number of votes cast “FOR” such person’s election exceeds the number of votes cast “AGAINST” such person’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “FOR” or “AGAINST” such person’s election. You may not accumulate your votes for the election of directors. If an incumbent director receives less than a majority of votes cast with respect to his or her election, such director is required to promptly tender his or her resignation to the chairman of the board for consideration by the nominating and governance committee. See “Directors – Majority Vote Standard” below for more information regarding majority voting in uncontested elections of directors.

If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to stand for election. If a substitute nominee is selected to stand for election, the proxy holders will vote your shares with respect to the substitute nominee in accordance with the voting instructions received for the original nominee unless you change your vote as described above.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019 requires the affirmative vote of holders of a majority of the stock represented and voting on such question.

If you hold shares beneficially in street name and do not provide your broker, bank, or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given by the beneficial owners. Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors, or certain other matters if they have not received specific instructions from their clients. For your vote to be counted on such matters, you will need to communicate your voting decisions to your bank, broker, or other nominee before the date of the annual meeting or obtain a legal proxy to attend and vote at the annual meeting. “Abstentions” and “broker non-votes” will not be counted as a vote cast for purposes of any proposal, thus, neither “abstentions” nor “broker non-votes” will affect the outcome of any matter being voted on at the annual meeting, assuming that a quorum is obtained. If you are a stockholder of record and complete a valid proxy without indicating your voting preference for either of the two proposals, the proxy holders will vote your shares in accordance with the board of directors’ recommendations with respect to such proposals.

Who pays for the costs of soliciting proxies?

We will reimburse brokerage firms, banks, and other nominees for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock on the record date. In addition to solicitation by mail and the Internet, the Company’s directors, officers, and associates (which is our term for employees and is used throughout this proxy statement to mean employees) may solicit proxies personally, by telephone, or by electronic communication, without additional compensation.

How do I obtain more information about the Company?

A copy of our 2018 Annual Report is available on the website www.edocumentview.com/fslr. Our Annual Report on Form 10-K for the year ended December 31, 2018 is also available on the Investor Relations section of our website at investor.firstsolar.com. You may also obtain, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2018 by writing to Investor Relations at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281; Email: investor@firstsolar.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2019

This proxy statement and our 2018 Annual Report are available at www.edocumentview.com/fslr.

A Note About the Company Website
Although we include references to our website (www.firstsolar.com) throughout this proxy statement, information that is included on our website is not incorporated by reference into, and is not a part of, this proxy statement. Our website address is included as an inactive textual reference only.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures will typically be included within the Investor Relations section of our website. Accordingly, investors should monitor such portions of our website, in addition to following our press releases, SEC filings, and public conference calls and webcasts.

CORPORATE GOVERNANCE

We have adopted corporate governance guidelines that address the governance activities of the board of directors and include criteria for determining the independence of its members. These guidelines are in addition to the requirements of the SEC and The NASDAQ Stock Market LLC (“NASDAQ”). The guidelines also include requirements for the standing committees of the board of directors, responsibilities for board members, and the annual self-evaluation of our board’s and its committees’ effectiveness. The corporate governance guidelines are available on our website at www.firstsolar.com under “Investors – Corporate Governance.” At any time that these guidelines are not available on our website, we will provide a copy upon written request made to Investor Relations at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

Independence

The board of directors has determined that the following directors are independent as required by the Sarbanes-Oxley Act of 2002, SEC rules and regulations, the listing standards of NASDAQ, and our corporate governance guidelines (collectively, the “Independence Criteria”): Sharon L. Allen, Richard D. Chapman, George A. (“Chip”) Hambro, Molly E. Joseph, Craig Kennedy, William J. Post, Paul H. Stebbins, and Michael Sweeney. The board of directors also determined that James F. Nolan and J. Thomas Presby, each of whom retired at their initiative from the board of directors following the 2018 annual meeting of stockholders, were also independent. Furthermore, the board of directors has concluded that the members of each of the audit, compensation, and nominating and governance committees are independent in accordance with the Independence Criteria and such other laws and regulations as may be applicable to those committees in accordance with their charters.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all directors and associates, including our chairman, chief executive officer, chief financial officer, and other executive officers. These standards are designed to deter wrongdoing and to promote the honest and ethical conduct of all directors and associates. The code of business conduct and ethics is posted on our website at www.firstsolar.com under “Investors – Corporate Governance.” Any substantive amendment to, or waiver from, any provision of the code of business conduct and ethics with respect to any director or executive officer will be posted on our website.

Board of Directors Composition

The board of directors is composed of ten directors, including eight independent directors and two non-independent directors, our chairman of the board and our chief executive officer.

Board of Directors Leadership Structure

The board’s current leadership structure separates the positions of chairman and chief executive officer. Although the roles of chairman of the board and chief executive officer are currently separated, the board of directors has not adopted a formal policy regarding its leadership structure and instead believes that the right structure should be based on the needs and circumstances of the Company, its board, and its stockholders at a given point in time, and that the board of directors should remain adaptable to shaping the leadership structure as those needs change.

The Board’s Role in Risk Oversight

We have a comprehensive risk management process in which management is responsible for identifying and managing the Company’s risks, and the board of directors and its committees provide oversight in connection with these efforts. Risks are identified, assessed, and managed on an ongoing basis and communicated to management during periodic management meetings or otherwise, as appropriate. Existing and potential material risks are addressed during periodic senior management meetings, resulting in both board and committee discussions. In addition, risk assessment is embedded in our business decision making, business planning, budgeting, and strategic planning.

The board of directors is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s approach to risk management. The board of directors administers this risk oversight function either through the full board or through one of its four standing committees, each of which examines various components of the Company’s enterprise risks as part of its responsibilities. The full board reviews enterprise-wide strategic risks and certain other higher risk areas on a regular basis. An overall review of risk is inherent in the board’s consideration of our long-term strategies and in the transactions and other matters presented to the board of directors, including capital expenditures, manufacturing capacity expansions, acquisitions, budgeting, and significant financial matters. The audit committee oversees financial risks (including risks associated with accounting, financial reporting, enterprise resource planning systems, and foreign currencies), legal and compliance risks, cybersecurity risks, and other risk management functions. The compensation committee considers risks related to the attraction and retention of talent (including management succession planning) and risks relating to the design of compensation programs and arrangements, including a periodic review of such compensation programs to ensure that they do not encourage excessive risk-taking. The nominating and governance committee considers risks related to corporate governance practices. The technology committee considers risks related to our products (such as product warranties and other product quality and reliability matters) and our ability to achieve the targets in our technology and product roadmaps.

Management regularly reports on risk-related matters to the board of directors or the relevant committee thereof. Management presentations containing information regarding risks and risk management initiatives are given throughout the year in connection with quarterly and special board and committee meetings as well as other communications as needed or as requested by the board of directors or its committees. In addition, our director of internal audit reports to the audit committee at least once per year and has open access to the chair of the audit committee.

Policy Regarding Hedging of Company Securities

Our insider trading policy prohibits all directors and associates, including all executive officers, from engaging in any short sales with respect to Company securities; buying or selling puts, calls, or derivatives on Company securities; and purchasing Company securities on margin.

Share Ownership Requirements

We remain committed to monitoring compliance with our share ownership guidelines pursuant to which our executive officers and directors are required to achieve shareholdings equal to three times their annual base salary or five times their annual retainer, as applicable, with the exception of our chief executive officer who is required to achieve shareholdings equal to six times his annual base salary. Under these guidelines, executives and directors have five years to obtain the required ownership levels.

Committee Composition

We have four standing committees of the board of directors: the audit committee, the compensation committee, the nominating and governance committee, and the technology committee. The committee membership and meetings during 2018 along with the function of each of the committees are described below.

During 2018, the board of directors held seven meetings. Each director attended at least 75% of the aggregate of all board of directors meetings and committee meetings for the committees on which he or she serves.

The following is a list of all directors and the committees on which the directors served as of March 21, 2019:

Board of Directors Member	Audit Committee	Compensation Committee	Nominating and Governance Committee	Technology Committee
Michael J. Ahearn	—	—	—	Member
Sharon L. Allen	Chair	—	—	Member
Richard D. Chapman	Member	Member	—	—
George A. (“Chip”) Hambro	—	—	—	Chair
Molly E. Joseph	Member	—	Member	—
Craig Kennedy	Member	—	—	—
William J. Post	—	Member	Member	Member
Paul H. Stebbins	Member	Member	Chair	—
Michael Sweeney	—	Chair	Member	—
Mark R. Widmar	—	—	—	—

Audit Committee

The audit committee oversees our financial reporting process on behalf of the board of directors and reports to the board of directors the results of these activities, including reviewing the systems of internal controls established by management, the Company’s audit and compliance process, and the Company’s financial reporting filings. The audit committee, among other duties, engages the independent registered public accounting firm, pre-approves all audit and non-audit services provided by the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, considers whether any non-audit services provided by the independent registered public accounting firm conflict with the independence of such independent registered public accounting firm, participates in the selection of the lead engagement partner of the independent registered public accounting firm in conjunction with the mandatory rotation of the lead engagement partner, and reviews the independence of the independent registered public accounting firm. The audit committee also periodically reviews and discusses with management any major financial risk exposures and the steps management has taken to monitor and control such exposures, including management’s risk assessment and management programs associated with internal control systems and cybersecurity. During 2018, the audit committee held seven meetings.

Each member of the audit committee is independent and meets the standards for financial knowledge for companies listed on NASDAQ. In addition, the board of directors has determined that Ms. Allen is qualified as an audit committee financial expert within the meaning of Commission regulations.

The audit committee operates pursuant to a written charter, which is available on our website at www.firstsolar.com under “Investors – Corporate Governance” and is also attached to this Proxy Statement as Appendix A and incorporated by reference herein.

Compensation Committee

The compensation committee reviews and recommends compensation and benefit plans for our officers and directors, reviews the base salary and incentive compensation for each executive officer, reviews and approves corporate goals and objectives relevant to compensation for each executive officer, including our chief executive officer, administers our incentive compensation program for key executive and management associates, and reviews at least annually the benefits strategy for all associates. During 2018, the compensation committee held six meetings.

During 2018, as in prior years, the compensation committee engaged Compensation Strategies, Inc. (“Compensation Strategies”), an independent compensation consulting firm, to provide data related to the compensation practices of a peer group of companies and a comparative analysis of our compensation practices as compared to such peer group.

The compensation committee reviews information provided by Compensation Strategies and analyzes overall Company compensation to ensure that subjective factors such as responsibilities, positions, individual performance, and other similar conditions are recognized, and also considers information and recommendations from management regarding past, present, and future compensation of our executive officers under various payment scenarios. For further discussion of the nature and scope of the independent compensation consultant’s assignment, see “Compensation Discussion and Analysis – Compensation Committee Practices – Selection of Peer Companies.”

Pursuant to its charter, the compensation committee has implemented a number of safeguards to ensure that Compensation Strategies provides the compensation committee with independent and objective advice, including through directly retaining Compensation Strategies, having the sole authority to terminate Compensation Strategies, and determining the terms and conditions of Compensation Strategies’ engagement, including the fees charged. On an annual basis, the compensation committee also considers the independence of its advisors, including Compensation Strategies, on the basis of the following six independence factors under the listing standards of NASDAQ and in accordance with Rule 10C-1(b)(4) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and solicits information on these factors in annual certifications from its advisors:

•	whether the advisor provides other services to the Company;

•	the amount of fees received from the Company as a percentage of the advisor’s total revenue;

•	whether the advisor has policies and procedures designed to prevent a conflict of interest;

•	whether a business or personal relationship exists between the advisor and any member of the compensation committee or executive officer of the Company; and

•	whether the advisor owns any Company stock.

During 2018, the compensation committee conducted an independence analysis of the relationship of Compensation Strategies to the Company, including a review of potential conflicts of interest, and concluded that Compensation Strategies was independent and no such conflicts existed.

The compensation committee operates pursuant to a written charter, which is available on our website at www.firstsolar.com under “Investors – Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee was an executive officer or associate of the Company during our last completed fiscal year. During such period, none of our executive officers served as a member of the compensation committee of any entity that has one or more executive officers serving on our compensation committee.

Nominating and Governance Committee

The nominating and governance committee reviews the composition and performance of the board of directors and its committees and leads the process to assess their performance, assesses candidates for appointment to the board, and recommends to the board whether such candidates should stand for election at the next meeting of stockholders. During 2018, the nominating and governance committee held five meetings.

The nominating and governance committee operates pursuant to a written charter, which is available on our website at www.firstsolar.com under “Investors – Corporate Governance.”

Director nominees are recommended by the nominating and governance committee for selection by the board of directors. In considering new nominees for the board of directors, the nominating and governance committee considers qualified and diverse individuals who, if added to the board of directors, would provide an appropriate mix of director characteristics, experience, perspectives, and skills. In accordance with the corporate governance guidelines adopted by the board of directors and the nominating and governance committee charter, criteria for selection of candidates include, but are not limited to: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards; (iii) relevant knowledge, diversity of background, and experience in such areas as business, technology, finance and accounting, marketing, government relations, and other disciplines relevant to our business; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings.

As indicated by these criteria, the nominating and governance committee does not follow any ratio or formula to determine the composition of the board of directors. Rather, the committee uses its judgment to identify qualified and diverse nominees whose backgrounds, attributes, and experiences, taken as a whole, will contribute to the high standards of board service at the Company. The effectiveness of this approach is evidenced by the directors’ participation in the insightful and robust deliberation that occurs at board and committee meetings and in shaping the agendas for those meetings. The board of directors and the nominating and governance committee will continue to monitor the effectiveness of their approach through assessing the results of any new director search efforts and through the board’s and the nominating and governance committee’s self-evaluation processes in which directors discuss and evaluate the composition and functioning of the board of directors and its committees.

The board of directors does not have a specific policy for consideration of nominees recommended by security holders due to the fact that, as of March 21, 2019, Lukas T. Walton controlled approximately 21% of our outstanding common stock and his vote has a significant influence on whether any director nominee recommended by the board of directors or a security holder is elected to the board of directors.

Our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice must be delivered to or mailed and received by our Corporate Secretary not later than 90 days or earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the annual meeting for which the recommendation is submitted is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, such recommendation must be received by our Corporate Secretary not earlier than 120 days prior to the annual meeting and not later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the annual meeting date is first made by the Company.

Technology Committee

The technology committee oversees our product and technology-related strategies, processes, and programs. During 2018, the technology committee held four meetings.

The technology committee operates pursuant to a written charter, which is available on our website at www.firstsolar.com under “Investors – Corporate Governance.”

Stockholder Communications with Directors

A stockholder who wishes to communicate directly with the board of directors, a committee of the board, or an individual director regarding matters related to First Solar should send the communication to First Solar’s Corporate Secretary at 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

We will forward stockholder correspondence about First Solar to the board of directors, committee, or individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

Attendance at Stockholder Meetings

We do not have a policy on directors attending the annual meetings. Last year’s annual meeting was held on May 16, 2018 and was attended by one director.

DIRECTORS

Members of the board of directors are elected at each annual meeting of stockholders and serve until the next annual meeting or until their respective successors have been elected and qualified. The following information provided with respect to the principal occupation, affiliations, and business experience for each of the candidates for election to the board of directors has been furnished to us by such candidates.

The name of and certain information regarding each director is set forth below as of March 21, 2019. Each of the persons is a candidate for election to the board of directors at the annual meeting. In concluding that each of the following persons should continue to serve as a director, the board of directors considered such person’s qualifications as described below and determined that each such person would continue to provide the contributions to the board of directors as specified. There are no family relationships among directors or executive officers of the Company.

Name	Age	Current Position with First Solar	Director Since
Michael J. Ahearn	62	Chairman of the Board	2000
Sharon L. Allen	67	Director	2013
Richard D. Chapman	65	Director	2012
George A. (“Chip”) Hambro	55	Director	2012
Molly E. Joseph	45	Director	2017
Craig Kennedy	67	Director	2007
William J. Post	68	Director	2010
Paul H. Stebbins	62	Director	2006
Michael Sweeney	61	Director	2003
Mark R. Widmar	53	Chief Executive Officer and Director	2016

Michael J. Ahearn, Chairman of the Board, Technology Committee, previously served as the Company’s chief executive officer from August 2000 to September 2009; interim chief executive officer from October 2011 to May 2012; executive chairman from October 2009 to December 2010 and May 2012 to July 2012; and non-executive chairman from January 2011 to October 2011 and July 2012 to present. Mr. Ahearn is currently Chairman and Managing Partner of True North Venture Partners, L.P., a venture capital firm he launched in 2011 to invest primarily in early stage companies in the energy, water, agriculture, and waste sectors. Prior to First Solar, he was partner and president of an equity investment firm, JWMA (formerly True North Partners, LLC). Prior to joining JWMA, Mr. Ahearn practiced law as a partner in the firm of Gallagher & Kennedy. Mr. Ahearn currently serves as a member of the Board of Directors of Cox Enterprises, Inc.; a member of the Board of Directors of Endeavor Global, Inc.; and a member of the Global Advisory Board of Beijing Climate Policy Initiative. Mr. Ahearn holds a B.A. in Finance and a J.D. from Arizona State University. During his tenure as chief executive officer of First Solar, Mr. Ahearn led the development and expansion of First Solar from a small privately-held company to a successful multinational, industry-leading public company; his experience and insight are critical resources to the board of directors.

Sharon L. Allen, Audit Committee (Chair), Technology Committee. Ms. Allen served as U.S. Chairman of Deloitte LLP from 2003 to 2011, retiring from that position in May 2011. Ms. Allen was also a member of the Global Board of Directors, Chair of the Global Risk Committee, and U.S. Representative of the Global Governance Committee of Deloitte Touche Tohmatsu Limited from 2003 to May 2011. Ms. Allen worked at Deloitte for nearly 40 years in various leadership roles, including partner and regional managing partner, and was previously responsible for audit and consulting services for a number of Fortune 500 and large private companies. Ms. Allen is currently an independent director of Bank of America Corporation, serving as Chair of its Audit Committee and a member of its Corporate

Governance Committee. Ms. Allen serves on the board of a food and drug retailer seeking to become a public company under the name Albertsons Companies, Inc. A Certified Public Accountant (inactive), Ms. Allen holds a B.S. in accounting and received an honorary doctorate in administrative sciences from the University of Idaho. Ms. Allen’s deep accounting experience and overall leadership experience from a nearly 40-year career with Deloitte, together with her public company audit committee experience, are valuable resources for the Company, particularly in her roles as chair of the audit committee and audit committee financial expert and in the areas of financial reporting, corporate governance, risk management, and overall management of large, complex businesses.

Richard D. Chapman, Audit Committee, Compensation Committee. Mr. Chapman serves as the President and Chief Executive Officer of River Bend Holdings, LLC and is an advisor to Walton Enterprises, LLC, where he worked since 1983 and most recently served as Chief Financial Officer. In this capacity, Mr. Chapman oversaw all aspects of the Walton Family Office in Arkansas. Mr. Chapman currently serves on the boards of directors of the Arvest Bank Group, the holding company for a diversified financial services company; the University of Arkansas Foundation Board, where he serves on the Executive and Finance Committees; the Razorback Foundation, where he is a member of the Executive Committee and the Chair of the Finance Committee; and the Fayetteville Campus Foundation of the University of Arkansas. Mr. Chapman also serves on the boards of directors of the Crystal Bridges Museum of American Art, where he sits on the Executive and Investment Committees; and the Walton Family Charitable Support Foundation. Mr. Chapman was previously a member of the Board of Managers of First Solar Holdings, LLC prior to the Company going public and JWMA. Prior to joining Walton Enterprises, Mr. Chapman worked from 1976 to 1983 in London, England and Little Rock, Arkansas, for the accounting firm PricewaterhouseCoopers LLP. A Certified Public Accountant (inactive), Mr. Chapman holds a B.S.B.A. in Accounting from the University of Arkansas. Mr. Chapman’s background in accounting and finance, as well as his many years of experience as a corporate officer, are valuable resources to the board and the Company.

George A. (“Chip”) Hambro, Technology Committee (Chair). Mr. Hambro previously held various positions at First Solar from June 2001 through June 2009, including serving as Chief Operating Officer from February 2005 through May 2007. Prior to joining First Solar, he held the positions of Vice President of Engineering & Business Development for Goodrich Aerospace from May 1999 to June 2001 and Vice President of Operations for ITT Industries from February 1997 to May 1999. In previous years, Mr. Hambro has been a director of both the Toledo Zoo and Imagination Station, Toledo’s children’s science museum. Mr. Hambro currently serves on the Board of Directors of View, Inc., a developer of next-generation green building solutions designed to improve energy efficiency; Staq Energy, a grid battery storage company; and Aquahydrex, which is developing and commercializing low cost hydrogen production technologies. Mr. Hambro graduated from the University of California at Berkeley with a B.A. in Physical Science (Applied Physics). Mr. Hambro provides the board with substantial experience in research and development, engineering, manufacturing, and general business matters, obtained through his work at First Solar and other companies throughout his career.

Molly E. Joseph, Audit Committee, Nominating and Governance Committee. Ms. Joseph is Chief Executive Officer of UnitedHealthcare Global and Executive Vice President, Global, UnitedHealth Group. She assumed these roles in May 2014 and March 2017, respectively, and leads overall strategic direction and operational management of business outside the United States, where UnitedHealthcare Global provides clinically integrated benefits, services, and medical delivery to more than 7 million people in more than 130 countries. She serves on UnitedHealthcare’s Executive Council and UnitedHealth Group’s Executive Leadership Team. From 2009 to 2014, Ms. Joseph was Senior Vice President, Global for UnitedHealth Group, leading the Global Markets division, as well as the strategic development of the global business, which grew from a start-up to a $7 billion revenue business during that period of time. Prior to her global role with UnitedHealth Group, she led acquisitions and other strategic transactions across the enterprise. Prior to joining UnitedHealth Group, Ms. Joseph was an investment banker focused on mergers and acquisitions. She began her career as a corporate lawyer, also focused on business transactions. Ms. Joseph is the Board Chair of Empresas Banmédica, is on the Advisory Board of Children’s HeartLink, a global nonprofit health care organization, and is on the Board of Directors of Young Voices of Austin. Ms. Joseph graduated from Santa Clara University with a Bachelor of Science degree, and received a Juris Doctorate from Georgetown Law Center. Ms. Joseph’s background in international business along with her experience in investment banking and other strategic transactions are valuable resources to the board and the Company.

Craig Kennedy, Audit Committee. From 1995 to 2014, Mr. Kennedy was president of the German Marshall Fund, an independent American organization created in 1972 as a permanent memorial to the Marshall Plan. The German Marshall Fund sponsors a wide range of programs related to foreign, economic, immigration, and environmental policy, and it operates a number of political exchanges between the United States and Europe with a special emphasis on Germany. Mr. Kennedy began his career in 1980 as a program officer at the Joyce Foundation in Chicago. Mr. Kennedy was president of the Joyce Foundation between 1986 and 1992, where he built the Foundation’s environmental program and launched a new program on U.S. immigration policy. Mr. Kennedy left the Joyce Foundation to work for Richard J. Dennis, a Chicago investor and philanthropist. During this same period, Mr. Kennedy created a consulting firm working with nonprofit and public sector clients. Mr. Kennedy was audit committee chair of the Invesco Van Kampen Closed-End-Funds from 1999 to 2014. He also serves on the Advisory Board of True North Venture Partners, L.P. Mr. Kennedy holds a B.A., an M.A., and an MBA from the University of Chicago. Mr. Kennedy’s deep public policy experience and global perspective are valuable resources to the Company, as our business is impacted by public policy issues on a global scale.

William J. Post, Compensation Committee, Nominating and Governance Committee, Technology Committee. Mr. Post retired as chairman and chief executive officer of Pinnacle West Capital Corporation (“Pinnacle West”) in April 2009, and he retired from the Board of Directors of Pinnacle West in May 2010. He joined Arizona Public Service (the largest subsidiary of Pinnacle West and the largest electric utility in Arizona) in 1973 and held various officer positions at Arizona Public Service beginning in 1982, including vice president and controller, vice president of finance and regulation, chief operating officer, and president and chief executive officer. He became president of Pinnacle West in 1997, chief executive officer in 1999, and chairman of the board in 2001. Mr. Post joined the board of Arizona Public Service in 1995 and the board of Pinnacle West in 1997. Mr. Post is chairman of the Translational Genomics Research Institute, ASU Enterprise Partners, and the Arizona State University Foundation, where he received a Bachelor of Science Degree in 1973. He also serves as a director of Blue Cross Blue Shield of Arizona and City of Hope. He has served in the past as chairman of Swift Transportation Company, Suncor Development Company, Stagg Information Systems, Nuclear Assurance Corporation, Nuclear Electric Insurance Limited, the Institute of Nuclear Power, Camelback Community Bank, and El Dorado Investment Company. He also served as a Director of Phelps Dodge Corporation from 2001 to 2007 and U.S. Airways from 2011 to 2013. Mr. Post brings to the board executive-level utility-sector experience, including a deep understanding of the utility sector within the southwestern United States, a key market for the Company’s systems business.

Paul H. Stebbins, Audit Committee, Compensation Committee, Nominating and Governance Committee (Chair). Mr. Stebbins has served as chairman emeritus and as a non-employee director of World Fuel Services Corporation (“World Fuel”) since January 2015. Previously, Mr. Stebbins served as the chairman and chief executive officer of World Fuel from July 2002 to January 2012 and as executive chairman from January 2012 to May 2014. He has served as a director of World Fuel since June 1995. Between July 2000 and 2002, Mr. Stebbins also served as president and chief operating officer of World Fuel. In 1985, Mr. Stebbins co-founded Trans-Tec Services, a global marine fuel service company acquired by World Fuel in 1995. Mr. Stebbins serves on the Leadership Council of the Committee for a Responsible Federal Budget “Fix the Debt” Campaign founded by Erskine Bowles and Sen. Alan Simpson and is a founding member of the “FixUS” initiative on civic reform. He is a member of the board of trustees of Amigos de las Americas Foundation, a youth leadership development program in Houston, Texas, a member of the board of Silkroad, a musical ensemble and cultural innovation organization founded by renowned cellist Yo-Yo Ma, and a member of the Council on Foreign Relations. Mr. Stebbins brings to the board significant CEO-level experience in managing a large global energy-related publicly traded company.

Michael T. Sweeney, Compensation Committee (Chair), Nominating and Governance Committee. Mr. Sweeney served as President and Chief Executive Officer of Steinway Musical Instruments, Inc. from October 2011 until August 2016, director since April 2011, and chairman of the board from July 2011 through September 2013. Mr. Sweeney served as chairman of the board of Star Tribune Media Holdings, the holding company for the Minneapolis Star Tribune, from September 2009 to September 2014, and as a director of Carlson Companies, Inc. Mr. Sweeney served as managing partner in Goldner Hawn Johnson & Morrison, Inc., a private equity firm, from 2001 through 2008. He had previously served as president of Starbucks Coffee Company (UK) Ltd. in London and held various operating management and corporate finance roles. Mr. Sweeney’s background in investment banking and private equity, as well as his operational business acumen, are valuable resources to the board and the Company, particularly with respect to the board’s consideration of compensation, financial matters, and strategic investments.

Mark R. Widmar was appointed Chief Executive Officer in July 2016. He joined First Solar in April 2011 as Chief Financial Officer and also served as First Solar’s Chief Accounting Officer from February 2012 through June 2015. From March 2015 to June 2016, Mr. Widmar served as the Chief Financial Officer and through June 2018, served as a director on the board of the general partner of 8point3 Energy Partners LP, the joint yieldco formed by First Solar and SunPower Corporation in 2015 to own and operate a portfolio of selected solar generation assets. Prior to joining First Solar, Mr. Widmar served as Chief Financial Officer of GrafTech International Ltd., a leading global manufacturer of advanced carbon and graphite materials, from May 2006 through March 2011. Prior to joining GrafTech, Mr. Widmar served as Corporate Controller of NCR Inc. from 2005 to 2006, and was a Business Unit Chief Financial Officer for NCR from November 2002 to his appointment as Controller. He also served as a Division Controller at Dell, Inc. from August 2000 to November 2002. Mr. Widmar also held various financial and managerial positions with Lucent Technologies Inc., Allied Signal, Inc., and Bristol Myers/Squibb, Inc. He began his career in 1987 as an accountant with Ernst & Young. Mr. Widmar holds a Bachelor of Science in Business Accounting and a Masters of Business Administration from Indiana University. As an experienced financial executive and the chief executive officer of First Solar, Mr. Widmar plays an essential role at the board level in providing CEO-level visibility into the management and operations of the Company.

Majority Vote Standard

In an uncontested election of directors, each candidate is to be elected by a majority of the votes cast with respect to such candidate’s election. With respect to any candidate in an uncontested election who is an incumbent director, such director is required to promptly tender his or her resignation to the chairman of the board for consideration by the nominating and governance committee if he or she receives less than a majority of votes cast with respect to his or her election. No later than 90 days following the receipt of any such tendered resignation, (i) the board of directors shall, taking into account any recommendation by the nominating and governance committee, take formal action with respect thereto (which action may include accepting or rejecting such tendered resignation, or taking other action as considered appropriate) and (ii) the Company shall publicly disclose the board’s decision and, in the event that the board does not accept such tendered resignation, the rationale for such decision. The nominating and governance committee and the board of directors, in making any recommendation or decision, respectively, relating to such tendered resignation may consider any factors or other information they consider appropriate or relevant. As used in this proxy statement, an “uncontested election of directors” is an election in which the number of nominees is not greater than the number of board seats open for election, and a person shall be considered to have received a majority of the votes cast with respect to such person’s election only if the number of votes cast “for” such person’s election exceeds the number of votes cast “against” such person’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such person’s election.

NON-ASSOCIATE DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board of directors. When reviewing non-associate director compensation, we are guided by three goals, as provided in our Corporate Governance Guidelines: (i) compensation should fairly pay directors for work required for a company of our size and scope; (ii) compensation should align directors’ interests with the long-term interests of our stockholders; and (iii) the structure of the compensation should be clearly disclosed to our stockholders. The table below summarizes our 2018 non-associate director compensation:

2018 Non-Associate Director Compensation
(Paid in equal quarterly installments)
Annual Retainer	$100,000 cash and $160,000 stock
Additional Chair Retainers
Non-Executive Board Chair	+$50,000 cash and $75,000 stock
Audit Committee Chair	+$35,000 cash
Compensation Committee Chair	+$25,000 cash
Other Committee Chairs	+$15,000 cash

Cash Compensation

The annual cash compensation for our non-associate directors is $100,000 plus an additional $50,000 for the non-executive chairman of the board, an additional $35,000 for the chairman of our audit committee, an additional $25,000 for the chairman of our compensation committee, and an additional $15,000 for other committee chairs. All such cash compensation is payable quarterly in four equal installments.

Equity Compensation

The annual equity compensation for our non-associate directors is $160,000 of fully vested stock plus an additional $75,000 of fully vested stock for the non-executive chairman of the board. All such annual equity compensation is granted quarterly in four equal installments. With respect to such quarterly stock grants, we issue the stock to our non-associate directors at the end of the quarter and do not time the grant date of these awards to take advantage of announcements of undisclosed material facts. We also do not take into account any internal “black outs,” during which associates and directors are prohibited by our Insider Trading Policy from trading in our securities.

Other

We reimburse all non-associate directors for reasonable and necessary expenses they incur in performing their duties as our non-associate directors. We do not provide our non-associate directors with perquisites.

For 2018, the components and amounts of our non-associate director compensation remained the same as for 2017, except that the additional compensation for other committee chairs was increased from $10,000 to $15,000.

Non-Associate Director Compensation Table

The following table sets forth information with respect to compensation earned by our non-associate directors for the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Michael J. Ahearn	150,000	235,087	385,087
Sharon L. Allen (3)	135,000	160,137	295,137
Richard D. Chapman	100,000	160,137	260,137
George A. (“Chip”) Hambro (3)	112,242	160,137	272,379
Molly E. Joseph	100,000	160,137	260,137
Craig Kennedy	100,000	160,137	260,137
James F. Nolan (4)	37,637	60,254	97,891
William J. Post	100,000	160,137	260,137
J. Thomas Presby (4)	37,637	60,254	97,891
Paul H. Stebbins (3)	112,242	160,137	272,379
Michael Sweeney (3)	125,000	160,137	285,137
——————————

(1)
The amounts in this column represent the aggregate grant date fair value of fully vested common stock granted during the year ended December 31, 2018, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation (“ASC Topic 718”). The assumptions and methodologies used in the calculation of these amounts are set forth in Note 18. “Share-Based Compensation” to our audited financial statements for the year ended December 31, 2018 included in our 2018 Annual Report on Form 10-K.

(2)
The grant date fair value of shares issued on March 31, 2018 was $40,033 for each non-associate director other than Mr. Ahearn and $58,771 for Mr. Ahearn. The grant date fair value of shares issued on June 30, 2018 was $40,022 for each non-associate director other than Messrs. Nolan and Presby, whose awards were pro-rated through May 16, 2018 (the date of their retirement from the board of directors) and had a grant date fair value of $20,221 and $58,769 for Mr. Ahearn. The grant date fair value of shares issued on September 29, 2018 was $40,043 for each non-associate director other than Mr. Ahearn and $58,782 for Mr. Ahearn. The grant date fair value of shares issued on December 31, 2018 was $40,040 for each non-associate director other than Mr. Ahearn and $58,765 for Mr. Ahearn. The dollar values of the stock awards do not equal exactly $40,000 per quarter for each non-associate director other than Mr. Ahearn or $58,750 per quarter for Mr. Ahearn due to the fact that we issue whole shares to our non-associate directors and not fractional shares.

(3)
The chairs of the nominating and governance and technology committees each received an additional annual cash retainer of $10,000 pro-rated for the period January 1, 2018 through July 19, 2018 and $15,000 pro-rated for the period July 20, 2018 through December 31, 2018 in respect of their roles. The chair of the compensation committee received an additional annual cash retainer of $25,000. The chair of the audit committee received an additional annual cash retainer of $35,000.

(4)
Mr. Nolan and Mr. Presby served as non-associate directors during 2018 until May 16, 2018 on which date they retired from the board of directors at their initiative. Accordingly, their compensation was prorated through such date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 21, 2019 for each person or group who is known by us based solely on our review of SEC filings to beneficially own more than 5% of our common stock, each member of the board of directors and each of our named executive officers, and all members of the board of directors and our executive officers as a group. Beneficial ownership is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power.

Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power (or shares such powers) with respect to the shares beneficially owned. Except as indicated below, the address for each stockholder, director or named executive officer is c/o First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281. This table assumes 105,345,509 shares of common stock outstanding as of March 21, 2019.

	Shares Beneficially Owned	Percentage Beneficially Owned
Beneficial Owners of 5% or More
Lukas T. Walton (1)	22,490,432	21.3%
BlackRock, Inc. (2)	7,576,706	7.2%
The Vanguard Group (3)	6,899,963	6.5%
Farhad Fred Ebrahimi and Mary Wilki Ebrahimi (4)	6,467,563	6.1%
Wellington Management Group LLP (5)	6,181,256	5.9%
Directors and Named Executive Officers
Michael J. Ahearn	132,706	*
Sharon L. Allen	16,265	*
Georges J. Antoun	112,203	*
Alexander R. Bradley	8,660	*
Richard D. Chapman	23,028	*
Philip Tymen deJong	44,716	*
Raffi Garabedian	36,701	*
George A. (“Chip”) Hambro	26,028	*
Molly E. Joseph	4,559	*
Craig Kennedy	26,237	*
William J. Post	24,881	*
Paul H. Stebbins	26,946	*
Michael Sweeney	30,821	*
Mark R. Widmar	185,881	*
All directors and executive officers as a group (16 persons)	754,488	*
——————————

*	Less than one percent.

(1)
Based on information provided in a Schedule 13D filed with the SEC on October 26, 2016, Lukas T. Walton has sole voting and dispositive power with respect to 22,490,432 shares. The address of Mr. Walton is 1341 West Fullerton Avenue, P.O. Box 220, Chicago, Illinois 60614. According to such Schedule 13D, on October 26, 2016, Mr. Walton acquired all 22,490,432 shares by reason of the liquidation of JCL FSLR Holdings, LLC and JCL Holdings, LLC and a distribution from the John T. Walton Residuary Trust.

(2)
Based on information provided by BlackRock, Inc., 55 East 52nd Street, New York City, New York 10055, in a Schedule 13G filed with the SEC on February 4, 2019 reporting beneficial ownership as of December 31, 2018. According to such Schedule 13G, BlackRock, Inc. has sole voting power with respect to 7,246,510 shares and sole dispositive power with respect to 7,576,706 shares.

(3)
Based on information provided by The Vanguard Group, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, in a Schedule 13G filed with the SEC on February 11, 2019 reporting beneficial ownership as of December 31, 2018. According to such Schedule 13G, The Vanguard Group has sole voting power with respect to 38,914 shares, shared voting power with respect to 9,200 shares, sole dispositive power with respect to 6,860,762 shares, and shared dispositive power with respect to 39,201 shares.

(4)
Based on information provided in a Schedule 13D/A filed with the SEC on June 13, 2018, Farhad Fred Ebrahimi and Mary Wilkie Ebrahimi have shared voting and dispositive power with respect to 6,467,563 shares. The address of Mr. and Ms. Ebrahimi is 191 University Boulevard, Suite 246, Denver, Colorado 80206. According to such Schedule 13D/A, Mr. and Ms. Ebrahimi acquired shares of First Solar in the open market on various dates for investment purposes.

(5)
Based on information provided by Wellington Management Group LLP, 280 Congress Street, Boston, Massachusetts 02210 in a Schedule 13G filed with the SEC on February 14, 2019 reporting beneficial ownership as of December 31, 2018. According to such Schedule 13G, Wellington Management Group LLP has shared voting power with respect to 3,189,432 shares and shared dispositive power with respect to 6,181,256 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since December 31, 2017, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than five percent of our capital stock, or any member of the immediate family of any of the foregoing had or will have a material interest, other than in connection with the transactions described below.

Registration Rights

We entered into a registration rights agreement with the Estate of John T. Walton; JCL Holdings, LLC; and Michael J. Ahearn, and the associated registration rights previously held by the Estate of John T. Walton and JCL Holdings, LLC are now held by Lukas T. Walton. The registration rights agreement provides for piggyback registration rights if we register equity securities under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain lock-up provisions and exceptions. In addition, subject to certain lock-up provisions and exceptions, Michael J. Ahearn has three demand rights and Mr. Walton has unlimited demand rights, provided that Mr. Walton may only exercise one such demand right within any 365-day period.

Review and Approval of Related Party Transactions

Our audit committee charter requires the review and approval by the audit committee of related party transactions, to ensure that they are on terms, which, in the judgment of the audit committee, are no less favorable to the Company than could be obtained from unaffiliated parties.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for audit and other services provided by PricewaterhouseCoopers LLP during the years ended December 31, 2018 and 2017:

	2018	2017
Audit fees (1)	$3,398,368	$3,060,842
Audit-related fees (2)	575,295	198,000
Tax fees (3)	757,896	531,005
All other fees (4)	2,700	61,800
Total	$4,734,259	$3,851,647
——————————

(1)
Audit fees represent the aggregate fees for the audit of our consolidated financial statements and audit services in connection with other statutory and regulatory filings or engagements for 2018 and 2017.

(2)
Audit-related fees represent the aggregate fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “audit fees,” and represent approximately 12% and 5% of the total fees in 2018 and 2017, respectively. This category consists primarily of services related to special projects.

(3)	Tax fees represent the aggregate fees billed for tax compliance and consulting services, and represent approximately 16% and 14% of the total fees in 2018 and 2017, respectively.

(4)
All other fees represent the aggregate fees billed for all other services provided that are not included under “audit fees,” “audit-related fees,” or “tax fees,” and represent less than 1% and 2% of the total fees in 2018 and 2017, respectively. Such services include subscriptions to certain PricewaterhouseCoopers LLP accounting research tools and a competitive analysis of international power purchase agreement opportunities.

Audit Committee’s Pre Approval Policies and Procedures

The audit committee has policies and procedures that require the pre-approval by the audit committee of all fees paid to, and all services performed by, our independent registered public accounting firm, subject to de minimis exceptions for non-audit services set forth in applicable SEC rules. Each year, the audit committee pre-approves the proposed services, including the nature, type, and scope of services to be performed by our independent registered public accounting firm during the year and the related fees. Audit committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the audit committee.

The services related to “audit-related fees,” “tax fees,” and “all other fees” presented in the above table were approved by the audit committee pursuant to pre-approval provisions set forth in applicable SEC rules without resort to a waiver of such pre-approval provisions.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we review the objectives and elements of our executive compensation program, its alignment with our performance, and the 2018 compensation decisions for our named executive officers. Our named executive officers for 2018 were:

•	Mark R. Widmar, Chief Executive Officer;

•	Alexander R. Bradley, Chief Financial Officer;

•	Georges J. Antoun, Chief Commercial Officer;

•	Philip Tymen deJong, Chief Operating Officer; and

•	Raffi Garabedian, Chief Technology Officer.

Overview

The core philosophies underlying our compensation decisions remain consistent with prior years. Accordingly, we pay executives for performance and seek to align their interests with those of our stockholders. We are a leading global provider of comprehensive PV solar energy solutions. We believe that our strategies and points of differentiation, which include our advanced module and system technologies, our manufacturing process, our vertically-integrated business model, our financial viability, and the sustainability of our modules and systems, provide the foundation for our leading industry position and enable us to remain one of the preferred providers of PV solar energy solutions.

We endeavor to align our compensation decisions with our strategies and points of differentiation. As a result, our long-term strategic plans require us to evaluate our approach to compensation to ensure that it reflects the elements needed to effectively compensate and retain our senior leadership team and recruit exceptional new talent. As discussed in this CD&A, we continued to evaluate our approach to compensation in 2018, ultimately concluding that few changes to our existing compensation structure were necessary to remain aligned with our long-term strategic plans, stockholders’ objectives, evolving market practices, and legal requirements.

Certain highlights of key 2018 compensation-related decisions include the following:

•
Executive Performance Equity Plan. The compensation committee approved awards under our Executive Performance Equity Plan (the “EPEP”), which is a long-term incentive program for key executive officers and associates first implemented in 2017. The EPEP is intended to reward the achievement of performance objectives that align with our long-term strategic plans, including the launch of our Series 6 module technology in 2018. In continuation of the EPEP, the compensation committee approved additional grants of performance stock units (“PSUs”) in 2018 to be earned over an approximately three-year performance period ending in December 2020. These grants of PSUs, which are intended to represent the largest component of our executives’ potential compensation, are based on three performance metrics, including our module segment gross margin percentage, operating expense per watt shipped, and our contracted module sale pipeline. In designing the 2018 EPEP awards, the compensation committee determined that the selected performance metrics align the interests of our executives with our stockholders by focusing management’s attention on core enablers of long-term competitiveness, such as module pricing and costs, operating expenses, and overhead cost reduction.

•
2018 Annual Bonus Program. In 2018, we used Adjusted Net Operating Income as the threshold performance metric, compared to Ending Net Cash in 2017. Although liquidity remains an important component of creating long-term stockholder value, the compensation committee determined that it was equally important to focus management’s efforts on generating net operating income given the launch and expansion of our Series 6 module technology. Similar to our 2017 Annual Bonus Program, the compensation committee established performance metrics focused on sales volume, module efficiency and cost, and the effective performance of our operations and maintenance (“O&M”) services.

In 2018, we also continued to implement the following “best practices” with respect to our compensation programs for our named executive officers:

•	No Executive Perquisites. Consistent with our compensation philosophy, we do not typically provide our named executive officers with any perquisites not generally available to our other associates.

•
Clawback Policy. We include clawback provisions with respect to compensation awards, new employment agreements, and new change-in-control severance agreements (“CIC Agreements”), which allow us to recoup, to the extent required by applicable law, incentive and separation payments made to our named executive officers if we later determine that the basis on which such compensation was earned was erroneous. All incentive and equity awards and agreements with our named executive officers are subject to clawback in accordance with all applicable laws.

•
Hedging Policy. Our hedging policy prohibits our directors and associates, including all named executive officers, from engaging in any hedging strategies or entering into hedging transactions involving Company securities, including (i) engaging in any short sales with respect to any Company securities; (ii) buying or selling puts, calls, or derivatives on any Company securities; and (iii) purchasing any Company securities on margin.

•
Share Ownership Guidelines. To better align the interests of executives with those of our stockholders, we remain committed to reviewing and tracking our share ownership guidelines that cover our Chief Executive Officer and other executive officers who report directly to the Chief Executive Officer, including the named executive officers. We and our independent compensation consultant routinely review the share ownership guidelines against evolving market practice. Under these guidelines, the Chief Executive Officer’s share ownership requirement is six times base pay and the share ownership requirement of all other executive officers is three times base pay. Executives have five years from the date they become an executive officer to obtain the required ownership levels. Currently, all executive officers are either meeting the share ownership requirements or are on track to meet the requirements within the allowable timeframe.

•
Double-Trigger Equity Vesting. The CIC Agreements that we enter into with executive officers no longer provide for full vesting of unvested time-based equity compensation upon a change in control of the Company and instead provide for vesting of such equity-based compensation only upon a termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. All CIC Agreements entered into since July 2013 provide for such double-trigger equity vesting. In addition, all PSUs granted under the EPEP provide for such double-trigger vesting if the PSUs are assumed by a successor entity in connection with a change in control of the Company.

•
Elimination of Tax Gross-ups. Our employment agreements with executives do not include Internal Revenue Code (the “Code”) 280G-related tax gross-ups. In addition, none of our named executive officers are entitled to excise tax gross-ups.

•
Consideration of Our Stockholders’ Feedback Regarding Compensation Practices. Our most recent stockholder advisory vote on our executive compensation (or “say on pay”) at the 2017 annual meeting was approved by 97% of voting stockholders and a triennial cycle for the next executive compensation advisory vote was selected by 60% of voting stockholders on the timing of such votes (or “say when on pay”). The board of directors, taking these results into account, adopted a triennial vote cycle and, for 2018, continued with its executive compensation philosophy. We expect to conduct our next “say on pay” vote at the 2020 annual meeting. In addition, we routinely meet with investors to solicit feedback and recommendations, including feedback on our compensation practices, though concerns with regard to our compensation practices and programs have typically not been raised in such meetings. We continue to engage with stockholders on a variety of topics and remain committed to fostering further stockholder dialogue.

Compensation Philosophy

Our compensation philosophy rests on certain foundational principles that inform the way we design our compensation programs and pay our named executive officers. Such principles include the following:

First Solar Pay Is Simple and Is Designed to Align the Interests of Executive Management and Stockholders. Our approach to compensation is straightforward, and this fact is reflected in the components of our executives’ aggregate annual pay. The three primary components of our executive compensation are (i) base salary, (ii) cash incentive compensation (short-term incentive), and (iii) equity compensation (long-term incentive). Our named executive officers have a large percentage of total compensation “at risk” (i.e., compensation that is not payable to such executives unless certain performance targets are achieved), and a high percentage of our named executive officers’ total compensation is weighted towards equity compensation to align their interests with stockholders. We do not maintain any supplemental executive retirement programs or other deferred compensation arrangements, and generally no perquisites are available solely for the named executive officers.

Our Compensation Levels Are Generally Consistent with Market Levels and May Reflect Certain Discretion to Conform to, or Reward, Actual Performance. We believe that our named executive officers should be compensated at a level that ensures their continued dedication to the Company and creates potential rewards for extraordinary results when advancing the goals and strategies of the Company. We work with an independent compensation consultant, Compensation Strategies, who regularly compiles and analyzes market data to determine the pay practices of our peer group (as described below), which we use in determining the level of our named executive officers’ pay. In determining compensation for our named executive officers for 2018, our compensation committee considered a market study prepared by Compensation Strategies of our peer group at the end of 2017.

We generally consider target total direct compensation (“TDC”) of our peer group (consisting of base salary, target bonus, and long-term incentive compensation) around the 50th percentile in the aggregate as a useful reference in determining the competitiveness of our named executive officers’ target TDC. However, the total compensation (as well as individual components, such as base salary and target bonus) for an individual executive may fall within a range above or below the 50th percentile based on time in position, individual performance, and criticality of role.

In 2018, the compensation committee intentionally targeted the value of the 2018 PSUs above the 75th percentile of our peer group. These PSU awards, which are performance-based and vest based upon the Company’s performance over an approximately three year period, were determined by the compensation committee as essential to executive retention and focus on the Company’s long-term strategic objectives during a critical time in the solar industry, as well as the Company as a result of the launch of our Series 6 module technology in 2018. In making this determination, the compensation committee believes the value of our named executive officers’ cash and time-based restricted stock unit (“RSU”) awards generally falls within the 50th-75th percentile of our peer group, with individual adjustment based on time in position, individual performance, and criticality of role. Going forward, we expect to target equity incentive levels at or near the median of the peer group.

We Pay for Performance. Our choice of metrics (both financial and operating) related to our annual incentive plan, and the compensation committee’s discretion to reduce certain awards granted under the annual incentive plan, are meant to ensure that (i) our named executive officers are not rewarded unless performance goals are achieved and (ii) operational metrics are not achieved at the expense of financial performance.

Executive Compensation Principles

The compensation committee has responsibility for establishing and overseeing our compensation program as it applies to our named executive officers. The compensation committee bases its executive compensation programs on the principles set forth below, which have generally remained consistent with prior years.

Pay to Market
Compensation should be based on the level of job responsibility, individual performance, and Company performance. Compensation should also reflect the value of the job in the marketplace. To attract and retain a highly skilled workforce, we must provide pay and incentive opportunities that are competitive with the pay and incentive opportunities of other employers who compete with us for talent.

More Responsibility, More Pay at Risk; We Pay for Performance
As associates progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance and stockholder returns; our senior executives are better able, relative to other associates, to affect the Company’s results.

Metrics Should Motivate Associates to Achieve the Mission
To be effective, performance-based compensation programs should enable participants to easily understand how their efforts can affect their pay through contributions to the Company’s achievement of its strategic and operational goals. Management prepares programs and materials that are presented to our associates to explain our compensation programs and the objectives of these programs to help our associates better understand how their efforts contribute to Company success.

Evaluating the Market. Although our determination of the amount and mix of compensation elements for our named executive officers is generally not influenced by short-term market shifts, when extraordinary business changes occur, we believe that our compensation practices should include the requisite flexibility to respond to those changes while remaining consistent with our compensation philosophy.

When setting compensation, we review compensation paid by other companies of comparable size in the same or similar industries, as well as where our compensation falls within our peer group. Our objective is to generally provide target compensation opportunities at or above the median of market (depending on time in position, individual performance, and criticality of role) while providing an opportunity to increase compensation further through successful performance in our incentive compensation programs. As described in the discussion of our compensation philosophy, we chose to more heavily weight the value of PSUs granted in 2018 in order to reinforce the Company’s strategic goals.

We do not exclusively rely on market data to determine executive compensation. Instead, we incorporate flexibility into our compensation program and in our assessment process to respond to and adjust for the dynamic business environment in which we operate. As the solar industry and our operating initiatives evolve, we will continue to evaluate our approach to compensation to ensure it is fully aligned with both the business environment and any future updates to our strategic plans.

Components of 2018 Executive Compensation

For 2018, the compensation of named executive officers consisted primarily of three components: base salary, short-term cash incentive compensation (i.e., an annual bonus), and long-term equity-based compensation (i.e., multi-year equity awards). These components are described in the chart below, including how each fits into our overall executive compensation package (i.e., the particular objectives and the specific elements that our compensation programs are designed to address).

Component	Objective	Focus

Base Salary	✓ Provides fixed portion of compensation	✓ Compensates based on market value for position, individual performance, level of experience, and critical nature of role to the Company
✓ Paid in cash

Cash Incentive Compensation	✓ Provides at-risk variable compensation linked to short-term corporate, organizational, and strategic goals without sacrificing long-term Company performance	✓ Compensates based on performance relative to shorter-term objectives
✓ Paid in cash

Equity-Based Compensation	✓ Provides at-risk variable pay compensation linked to long-term performance of the Company, individual performance, and critical nature of role	✓ Aligns the long-term interests of our stockholders and our named executive officers
	✓ Paid in restricted and performance stock units	✓ Assists in attracting and retaining qualified executives
✓ Compensates for overall Company performance

Each of our named executive officers is party to an employment agreement and a CIC Agreement that protect him or her in the event of certain employment terminations, as well as agreements that protect the Company related to restrictive covenants, including confidentiality, non-competition, and director and officer indemnification agreements. The employment and CIC Agreements provide severance in exchange for a release of claims and equity vesting acceleration under certain circumstances. Employment agreements and CIC Agreements for executives provide for equity vesting acceleration only upon a termination without “cause” or resignation for “good reason” following a change in control of the Company, as described in more detail in “Employment Agreements and Related Arrangements” and “Change in Control Severance Agreements.”

Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to other members of our senior executive team.

Compensation Committee Practices

Selection of Peer Companies

In 2018, the compensation committee retained Compensation Strategies as a consultant to provide (i) data and analysis regarding the selection of companies in our executive compensation peer group and the pay practices of such companies and (ii) a comparison of each of the components of the compensation of our named executive officers against the comparable compensation paid to executives in similarly-situated positions at our peer group companies. Compensation Strategies has also advised the compensation committee on such matters in prior years. Compensation Strategies’ market comparison services in 2018 were limited to comparing each element of compensation for a particular position against similar elements provided by members of our peer group.

The compensation committee routinely analyzes our peer group to determine if it represents comparable companies and industries, and we have made certain changes to our peer group over the years to include companies similar in size and revenue, and with whom we compete for talent. Our peer group is comprised of U.S.-based public companies with 2018 estimated annual revenues generally greater than $1 billion that are (i) part of the solar, energy, semiconductor, high-tech, engineering and construction, independent power production, or energy service sectors; (ii) our vendors or suppliers falling within the above parameters whose business has some comparability to ours; (iii) companies with whom we compete for executive talent; and/or (iv) companies who comprise the peer groups of the companies with whom we compete for executive talent, if relevant.

The current peer group includes 28 companies that are generally reflective of a company of our size. We include some larger engineering and construction firms (e.g., Chicago Bridge & Iron Company N.V.; Jacobs Engineering Group Inc.; and Applied Materials, Inc.) to align with this key piece of our business. Similarly, larger independent power producers (e.g., NRG Energy, Inc. and Public Service Enterprise Group Incorporated) and component manufacturers (e.g., Micron Technology, Inc.) are also included to ensure that these critical and relevant elements of our business are also captured. Statistical regression based on annual revenues is used to adjust for variations in company size and reduce any potential inconsistencies in market compensation results caused by variations in each peer’s revenue. We believe including larger key comparison companies in our peer group is important in order to fully reflect the various aspects of our business and, through our focus on 50th percentile pay practices for TDC and the use of statistical regression to adjust for size differences among the peers, the inclusion of such companies in the peer group does not result in the upward biasing of compensation levels.

Our 2018 peer group had median and average 2017 revenues of $4.7 billion and $5.7 billion, respectively. As of May 31, 2018, the median and average market capitalization for the group were $10.8 billion and $15.0 billion, respectively. Based on Compensation Strategies’ recommendation, we updated our peer group in 2018 to reflect recent corporate transactions involving companies previously included in our peer group, to remove certain members of the 2017 peer group whose revenues were not reflective of our current level of revenue, and to add one company (KBR, Inc.) with more comparable revenue.

The 2018 peer group consisted of:

Advanced Micro Devices, Inc.	Agilent Technologies, Inc.	Analog Devices, Inc.
Applied Materials, Inc.	Archrock, Inc.	Calpine Corporation
Chicago Bridge & Iron Company N.V.	Corning Incorporated	Dynegy Inc.
Exterran Corporation	Jacobs Engineering Group Inc.	KBR, Inc.
KLA-Tencor Corporation	Lam Research Corporation	Marvell Technology Group Ltd.
MasTec, Inc.	Maxim Integrated Products, Inc.	McDermott International, Inc.
Micron Technology, Inc.	NRG Energy, Inc.	Oceaneering International, Inc.
ON Semiconductor Corporation	Public Service Enterprise Group Inc.	SunPower Corporation
Teradyne, Inc.	Valmont Industries, Inc.	Viavi Solutions Inc.
Xilinx, Inc.

Review of Peer Company Data

On at least a biennial basis, but typically annually, the compensation committee evaluates the compensation of our named executive officers against data regarding the pay practices of companies in our peer group, looking at individual components of pay, including total amounts paid or payable. In addition, the compensation committee annually reviews any payments to our named executive officers that would be required under various severance scenarios. When conducting this review, the compensation committee also considers information and recommendations from management regarding past, present, and future compensation of our named executive officers under various payment scenarios.

Based on its review and analysis of the pay practices of our peers, Compensation Strategies concluded, and our compensation committee agreed, that the compensation paid to our named executive officers was consistent with our stated compensation objectives regarding our target pay as compared to our peer group, and was thus reasonable in the aggregate as compared to the peer group above. See “Executive Compensation Principles – Evaluating the Market.”

Independence Review

Consistent with regulatory requirements and best compensation practices, our compensation committee has determined to evaluate periodically, and not less than annually, the independence of its compensation consultants. During 2018, the compensation committee conducted an independence analysis of the relationship of Compensation Strategies to First Solar, including a review of potential conflicts of interest, and concluded that Compensation Strategies was independent and no such conflicts existed.

Individual Compensation Review

The individual performance of each of our named executive officers has been, and continues to be, a major factor in the compensation committee’s decisions regarding such executive’s level of compensation. Absent unusual circumstances, our process for review of individual compensation of our named executive officers is generally as follows. After the completion of each year, our independent directors (meeting in executive session under the direction of the chair of the compensation committee) review the performance of our Chief Executive Officer for the prior year, evaluating his achievement against individual and Company objectives (which objectives were agreed upon by him and the compensation committee early in the prior year), his contributions to the Company’s performance, and other leadership accomplishments.

Our Chief Executive Officer provides the compensation committee with an assessment of prior year performance of, and a recommendation for compensation changes with respect to, our other named executive officers, evaluating each named executive officer based on achievement of objectives by the executive and his or her department or function, his or her contribution to the Company’s performance, and other leadership accomplishments. Based on these considerations, and following an exercise of its independent judgment on the board’s interactions with the named executive officers, the compensation committee (i) sets base salary and target bonus percentages for the current year, (ii) determines the appropriate level, if any, of cash-incentive compensation for the prior year, and (iii) determines the appropriate equity incentive compensation for the named executive officer.

Consistent with its approach in prior years, the compensation committee’s decisions regarding pay increases and awards in 2018 were influenced, in part, by prospective considerations regarding the measures that would most effectively ensure the uninterrupted focus of our named executive officers during this key period for the Company.

Compensation Risk Analysis

In the context of the total compensation review and the adoption of our 2018 incentive compensation programs, the compensation committee considered whether our compensation structure and programs encourage excessive or inappropriate risk taking and concluded that they did not do so.

2018 Compensation Decisions

The following is a discussion of the considerations taken into account in establishing compensation for our named executive officers in 2018. See “Compensation Philosophy” for further information regarding the process the compensation committee used to determine such compensation.

Base Salary

Base salary is the fixed element of our named executive officers’ annual cash compensation. The value of base salary for each named executive officer reflects the requirements of such executive’s employment agreement and his or her individual performance and skill set, including the market value of that skill set.

The compensation committee evaluates market data using studies prepared by Compensation Strategies and reviews the individual performance of executives during our regular annual salary review process, which we refer to as our “annual pay cycle.” At the beginning of 2018, the annual base salary rates of our named executive officers were as follows:

•	Mr. Widmar – $750,000 (subsequently increased to $900,000);

•	Mr. Bradley – $450,000 (subsequently increased to $475,000);

•	Mr. Antoun – $550,000 (subsequently increased to $575,000);

•	Mr. Garabedian – $500,000 (subsequently increased to $575,000); and

•	Mr. deJong – $500,000 (subsequently increased to $575,000).

2018 Salary Adjustments. Effective March 1, 2018, the compensation committee increased the base salary for Messrs. Widmar, Bradley, Antoun, Garabedian, and deJong as set forth above after evaluating each of their base salaries in the context of market data for the Company’s peer group and their individual performances and skill sets.

Cash Incentive Compensation

Our cash incentive compensation consists primarily of our annual bonus program, which for 2018 was designed under our 2015 Omnibus Incentive Compensation Plan (the “2015 Omnibus Plan”) that we use to create incentives for individuals to join our Company, including to compensate such individuals for payments forfeited by leaving their prior employment to join us or to offset relocation costs.

Annual Bonus Program. We use our annual bonus program to encourage the achievement of specified strategic and operational objectives to help us achieve our mission to provide cost-advantaged solar technology through innovation, customer engagement, industry leadership, and operational excellence. On February 14, 2018, the compensation committee adopted a 2018 bonus program (the “2018 Bonus Plan”) for executives, including our named executive officers, with a single overall threshold performance metric and various additional performance metrics, to strengthen the connection between executive performance and incentive pay, which is one of our core executive compensation principles. The compensation committee selected the metrics and weighting applicable to the 2018 Bonus Plan considering our long-term strategic plans.

Upon achievement of the threshold Adjusted Net Operating Income metric, the maximum bonus pool was eligible to be funded, but the amount of each participant’s actual bonus was determined based on the achievement of the various performance metrics, which could result in actual payouts less than the maximum bonus pool. Allocation of the bonus pool among various regions and among the individual named executive officers was also subject to the discretion of our Chief Executive Officer (or the compensation committee, in the case of our Chief Executive Officer) but did not result in payment to any of the named executive officers of a bonus amount greater than the maximum bonus amount approved by the compensation committee with respect to each of our named executive officers. Furthermore, the Chief Executive Officer (or the compensation committee, in the case of the Chief Executive Officer) retain discretion to adjust any award achieved under the program to the extent appropriate. All bonus payments are subject to clawback to the extent required by applicable law. Our 2018 annual cash incentive compensation plan required that all associates be employed on the bonus payout date with certain exceptions for retirement, death, or a long-term disability. These exceptions allow for eligibility of a pro-rated award based on days of service completed during the performance year.

Bonus Program Targets, Objective, and Calculation. The 2018 Bonus Plan, as applicable to our named executive officers, included the following performance metrics, which were established based on the goals set forth in our confidential annual operating plan for 2018.

•	Minimum Adjusted Net Operating Income: $140 million (must be met for any bonus payout to occur).

•	Annual Operating Plan Expenditures: Operating expense (“OPEX”) accounted for 25% of the 2018 Bonus Plan.

•	Module Watts: Average watts per module accounted for 20% of the 2018 Bonus Plan.

•
Operations: Total modules produced (8%), module cost per watt (8%), balance of systems cost per watt (8%), and O&M fleet effective availability (6%) collectively accounted for 30% of the 2018 Bonus Plan.

•
Sales: Bookings across all business segments in megawatts (“MW”) of direct current (“DC”) (13%), average selling prices (“ASP”) of Series 6 modules (9%), and average selling prices of Series 4 modules (3%) collectively accounted for 25% of the 2018 Bonus Plan.

We selected Adjusted Net Operating Income as the threshold metric to our 2018 Bonus Plan in order to enhance our executives’ focus on the generation of net operating income to support the launch of our new Series 6 module technology. OPEX represented 25% of the 2018 Bonus Plan, consistent with 2017, in order to focus the organization on our budgets as we managed Series 4 module production while ramping Series 6 module production. In 2018, we also included metrics related to the wattage of our modules and the efficiency of our operations (e.g., total modules produced, cost per watt, etc.). Finally, in 2018, we established sales metrics as part of the 2018 Bonus Plan, similar to years prior to 2017, which included metrics for sales bookings across business segments as well as average selling prices of Series 4 and Series 6 modules. We believe that these metrics are key drivers of our long-term success, align with our long-term strategic plans, and are critical measures of success with respect to our annual operating plan. The relative achievement of these performance metrics is linked to enhancing our competitive position in the marketplace by increasing our product performance and reducing our manufacturing and fixed costs. We designed the metrics to encourage selling the right mix of products at a reasonable gross margin profile, which is expected to increase our profitability while acknowledging the intense pricing competition within the solar industry. By establishing such performance metrics, we believe we aligned our bonus program with our overall goals.

Based on an assessment of our 2018 results against the criteria described above, the 2018 Bonus Plan results were:

2018 Bonus Plan Threshold Metric Results
Threshold Metric	Minimum Threshold Level		2018 Result
Adjusted Net Operating Income (1)	> $140 million		Meets
2018 Bonus Plan Performance Metric Results
Metric	Weighting	Main Focus	2018 Payout Factor
Annual Operating Plan Expenditures
Operating expense (2)	25%	Profitability	2.00
Module Watts
Average watts per module – Series 6	20%	Profitability	0.00
Operations
Total modules produced	8%	Profitability	0.92
Module cost per watt	8%	Profitability	0.00
Balance of systems cost per watt	8%	Profitability	0.00
O&M fleet effective availability	6%	Growth/Profitability	0.98
Sales
Bookings (MWDC)	13%	Growth/Profitability	1.13
ASP – Series 6 ($/watt)	9%	Growth/Profitability	1.17
ASP – Series 4 ($/watt)	3%	Profitability	0.71
2018 Bonus Plan Payout Level	0.91
——————————

(1)
Adjusted Net Operating Income is defined as operating income as reported in our consolidated statement of operations for the year ended December 31, 2018 included our 2018 Annual Report on Form 10-K, adjusted to exclude Series 6 module production start-up and ramp expenses.

(2)
Operating expense represent the sum of selling, general and administrative expense and research and development expense as reported in our consolidated statement of operations for the year ended December 31, 2018 included in our 2018 Annual Report on Form 10-K, adjusted for incentive compensation at target levels of achievement.

2018 Bonus Targets and Payout Results. Each performance metric was weighted in accordance with its importance in achieving the goals laid out in our confidential annual operating plan. Targets are set based on levels proposed by management prior to the beginning of the year. Performance goals developed by management are reviewed internally by our Financial Planning & Analysis (“FP&A”) department using a rigorous process to determine the range of potential performance for each measure based on a review of the historical levels of achievement for each metric, and are also reviewed by our Chief Executive Officer, before being presented to the compensation committee for approval. Every year, in determining performance targets, our FP&A department focuses on continuous improvement of Company performance and conducts an analysis for each metric by projecting the cost saved and value added by achievement of each performance goal to determine whether the performance levels required to achieve certain performance goals should be adjusted upward. The performance goals were set at levels that our FP&A department, our management, and the compensation committee believe would require strong performance for a target payout (1.0 multiplier). A 0.5 multiplier was assigned to performance at a level that, while not certain at the time targets were set, we considered likely that such performance would be achieved by the end of the year. Maximum performance (2.0 multiplier) is a stretch performance goal that requires superior performance that delivers meaningful value to our stockholders. If the minimum threshold level of performance was not achieved for a specific metric, the multiplier for that metric would be zero. The maximum bonus percentage payable under this formula in the 2018 Bonus Plan was approximately 200% of target. The Chief Executive Officer (or the compensation committee, in the case of the Chief Executive Officer) elected to apply certain discretionary adjustments to the 2018 payout for our named executive officers.

The performance goal targets and results under the 2018 Bonus Plan were as follows: the operating expense target was $290 million and was achieved at $264 million; the bookings target was 5,300 MWDC and was achieved at 5,596 MWDC; the module production target was 18.1 million module and was achieved at 18.0 million modules; and the O&M fleet effective availability target was 99.55% and was achieved at 99.54%. The remaining performance goal targets and results are considered confidential competitive information.

See “Summary Compensation Table – Non-Equity Incentive Plan Compensation” for specific payout levels for each named executive officer.

Target Bonus Percentage. Target bonus percentages are established based on job responsibilities, internal equity, and peer group data and are evaluated during our annual pay cycle on the same basis as base salary (as discussed above in “2018 Compensation Decisions – Base Salary”). As of the beginning of 2018, the target bonus percentages of our named executive officers were as follows:

•	Mr. Widmar – 125%;

•	Mr. Bradley – 80% (subsequently raised to 90%);

•	Mr. Antoun – 90%;

•	Mr. Garabedian – 90%; and

•	Mr. deJong – 90%.

2018 Bonus Percentage Adjustments. The compensation committee adjusted the target bonus percentage of Mr. Bradley in 2018 consistent with the objective to set bonus targets in recognition of the key roles and responsibilities of each named executive officer. Such adjustment was based on the compensation committee’s review of compensation rates of our peer group. Accordingly, Mr. Bradley’s target bonus was increased 10 percentage points, reflecting his performance, increased experience, and skill set in his role as Chief Financial Officer in the context of market data from our peer group.

Equity-Based Compensation

We have always been a firm proponent of equity-based compensation and continue to grant time-based RSUs with longer vesting schedules to address retention concerns, while tying realizable compensation to the returns of our stockholders. We also grant PSUs to incentivize performance over a long performance period. In 2018, we granted such RSUs and PSUs to each of our named executive officers. The compensation committee continues to believe that granting such equity-based compensation furthers our goal of aligning executive and stockholder interests and mitigating certain distractions that our executives may feel as a result of the ongoing volatility in the solar industry. See “Compensation Philosophy” for further information regarding the process the compensation committee used to determine the value of equity awards granted to our named executive officers in 2018.

Our general practice is to grant our equity awards relatively early in the year. We do not time our grants specifically to avoid any internal “blackouts” or other periods during which our executives and directors may be prohibited by our Insider Trading Policy or applicable law from trading in our securities, or otherwise to provide any preferential benefit to our executives and directors. Equity grants to our named executive officers are described in greater detail in the “Grants of Plan Based Awards” table and the “Outstanding Equity Awards at Fiscal Year-End” table.

EPEP. We believe that a long-term incentive program provides significant benefit to the Company and routinely reevaluate the components of our equity-based long-term incentive programs. Awards under such programs (i) are expected to represent the largest component of executives’ potential compensation (see “Components of 2018 Executive Compensation”), (ii) serve as a retention tool, and (iii) ensure that our executives’ compensation is linked to the long-term interests of our stockholders and our Company performance, consistent with our compensation philosophy.

For the 2018 PSU grants to be earned over an approximately three-year performance period ending in December 2020, the target performance metrics include (i) module segment gross margin percentage in 2020 (40% weighting); (ii) operating expense per watt shipped in 2020 (40% weighting); and (iii) module sales booked/confirmed as of December 31, 2020 for delivery on and after January 1, 2021 with a portfolio average minimum gross margin percentage of 20% (20% weighting).

Each performance metric of the EPEP ranges from a threshold level of 0.5 in cases of weaker performance to 2.0 in cases of stronger performance. A 0.5 multiplier was assigned to performance at a level that, while not certain at the time targets were set, we considered likely that such performance would be achieved by the end of the performance period. A 1.0 multiplier was assigned to performance at a level that, while not certain at the time targets were set, aligned with the goals in our confidential annual operating plan, and thus was at a level that we expected we could achieve by the end of the performance period. A 2.0 multiplier was assigned to a performance level that was substantially more uncertain (i.e., that we expected would have approximately a 50% chance of being achieved by the end of the performance period). If the minimum threshold level of performance was not achieved for a specific metric, the multiplier for that metric would be zero.

The EPEP awards are forfeited upon termination of employment, other than a termination due to death, disability or a qualifying retirement after the end of the first calendar year of the performance period, in which case the executive would be eligible for a prorated settlement of any PSUs following the end of the performance period, based on actual achievement of the applicable performance goals, and prorated based on the length of the period the executive was employed by the Company during the performance period. Retirement is defined as the executive’s voluntary termination of employment after attaining age 57 and completing at least eight years of service. Upon a change in control of the Company in which the acquirer assumes or substitutes such PSUs, the PSUs would accelerate vesting based on the greater of (i) target level of performance or (ii) actual achievement if, during the two-year period after a change in control, the executive’s employment is terminated without “cause” or the executive resigns for “good reason.” Upon the occurrence of a change in control of the Company in which the acquirer does not assume or substitute such PSUs, the PSUs would be deemed immediately vested at the greater of (i) the target level of performance or (ii) the actual achievement of the applicable performance goals as of the last day of the calendar quarter preceding the change in control.

The grant date fair value of the 2018 PSUs granted on May 1, 2018 for our named executive officers was $2,799,977 for Mr. Widmar; $959,992 for Mr. Bradley; $1,499,937 for Mr. Antoun; $1,499,937 for Mr. Garabedian; and $1,499,937 for Mr. deJong.

RSUs. On March 6, 2018, our named executive officers also received time-based RSUs, vesting at a rate of 25% on each of the first four anniversaries of the grant date, subject to the individual’s continued employment through such date. The vesting schedule of the RSUs is designed to complement the EPEP incentive program to maximize retentive value.

The grant date fair value of RSUs granted on March 6, 2018 for our named executive officers was $2,400,006 for Mr. Widmar; $650,016 for Mr. Bradley; $750,044 for Mr. Antoun; $750,044 for Mr. Garabedian; and $750,044 for Mr. deJong.

Upon an executive’s termination without cause or a termination due to death or disability, the executive would receive one year of service credit for any outstanding RSUs in accordance with employment agreement terms. In the event of a change in control of the Company, any RSUs would accelerate vesting in accordance with employment agreement terms. See “Executive Compensation – Employment Agreements and Arrangements.”

Double-Trigger Equity Vesting. Since July 2013, the CIC Agreements that we enter into with executive officers no longer provide for full vesting of unvested time-based equity compensation upon a change in control of the Company and instead provide for vesting of such equity-based compensation only upon a termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. Consistent with that decision, the CIC Agreements for Mr. Widmar, effective July 2016, and Mr. Bradley, effective October 2016, provide for such double-trigger equity vesting. We anticipate future long-term incentive awards will have separate change in control vesting conditions under the terms of the applicable long-term incentive grant award agreement.

Other Executive Compensation Information

Broad-based Benefit Programs and Other Compensation

Our named executive officers are entitled to participate in the various benefit programs we offer to all of our associates, including a 401(k) plan, medical plan, dental plan, vision plan, life insurance plan, and long-term and short-term disability plans. Under our 401(k) plan, we make a matching contribution equal to 100% of our associates’ contributions up to a maximum of 4% of an associate’s plan-eligible compensation. In 2018, each of Messrs. Widmar, Bradley, Antoun, Garabedian, and deJong received the maximum matching contribution of $11,000. Our named executive officers each have vacation entitlements of four weeks per year.

Employment Agreements and Related Arrangements

We have entered into employment, confidentiality, non-competition, non-solicitation, and director and officer indemnification agreements with each of our named executive officers. The compensation committee believes these contracts are fair, reasonable, appropriate, and necessary to attract and retain the executives who are party to these agreements.

Severance Benefits. Our executive employment agreements generally provide that if an individual’s employment is terminated without “cause” (as defined therein), then the executive shall be eligible for (i) salary continuation for a severance period subject to the execution of a release of claims in favor of the Company and subject to a reduction based on earnings during the severance period, (ii) health benefits coverage for the severance period, subject to certain contingencies, and (iii) an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation awards (this additional service credit does not apply to PSUs). The employment agreements also provide for an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation in the event employment terminates due to the executives’ death or disability (as defined therein).

Severance benefits, by their nature, require compensation payments without the receipt of corresponding services. We believe that our executive employment agreements set a proper balance between providing sufficient protection on employment termination and ensuring the executive has sufficient personal investment with respect to his or her employment with the Company and generally provide severance benefits consistent with market practice.

We consistently review the employment agreements we enter into with our named executive officers to address market changes, and our compensation committee has adopted a number of changes to be applied prospectively when entering into agreements with executives to more closely align with market practice. Such changes include the elimination of severance benefits upon a resignation for “good reason” (except in connection with a change in control of the Company), the addition of provisions that make clear that all payments to our executives under such agreements other than base salary are subject to our clawback policy, all severance payments and benefits being subject to the execution of an irrevocable release of claims in favor of the Company, and sign-on bonuses being subject to recoupment in the event of a termination for “cause” within one year of the executive’s start date.

Restrictive Covenants. Our executive confidentiality agreements describe our expectations of the executives regarding our proprietary and confidential information. The non-competition and non-solicitation agreements establish a “protected period” that generally matches the severance period. During the protected period, the senior executives are subject to restrictive covenants as described in the agreements.

For more details on these employment agreements and the compensation and benefits payable or to be provided in the event of a termination of employment, see “Executive Compensation – Employment Agreements and Arrangements” and “Executive Compensation – Potential Payments Upon Termination or Change in Control – Potential Payments Upon Termination of Employment (Other Than in the Context of a Change in Control).”

Change in Control Severance Agreements

We have entered into CIC Agreements with each of our named executive officers. These agreements are intended to align the interests of the executives with our stockholders in a potential change in control situation by mitigating the uncertainty and questions a potential change in control may raise among such executives, allowing them to focus their continued attention and dedication to their assigned duties.

Equity Vesting. The CIC Agreements provide for (a) a double-trigger acceleration of (i) Mr. Widmar’s outstanding equity awards with a grant date on or after July 1, 2016 and (ii) Mr. Bradley’s outstanding equity awards, in each case in the event their employment is terminated without “cause” or they resign for “good reason” within two years following a change in control and (b) single-trigger acceleration of vesting of outstanding equity awards (other than PSUs, which provide for double-trigger vesting) for Messrs. Antoun, Garabedian, and deJong. A resignation for “good reason” includes any material reduction in the authority, duties, or responsibilities held by the executive immediately prior to the change in control date, any material reduction in the annual base salary or annual incentive opportunity of the executive as in effect immediately prior to the change in control date, any change of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment immediately prior to the change in control date, failure to pay compensation when due, delivery of written notice of the intent to terminate the executive for any reason other than cause, death, or disability, or failure of a successor to assume the CIC Agreement. The compensation committee determined that the CIC Agreements entered into with executives on or after July 2013 should provide for vesting only upon a termination without “cause” (as defined therein) or a resignation for “good reason” (as defined therein) within two years following a change in control of the Company, which is reflected in our agreements with Messrs. Widmar and Bradley. While our equity plans also contemplate vesting of equity if such equity is not assumed by a successor entity (see “Executive Compensation – Potential Payments Upon Termination or Change in Control – Potential Payments Upon a Change in Control”), the CIC Agreements address vesting whether or not the equity-based awards are assumed for executives with these arrangements.

Severance Benefits. The CIC Agreements provide certain enhanced severance benefits for our named executive officers in the event their employment is terminated without “cause” or they resign for “good reason” within two years following a change in control. We believe this standard benefit reinforces the notion that in a change-in-control situation, all of the executives are similarly situated and must remain focused. The standard benefit is two times their base salary; two times a bonus amount (which is defined as the greater of (i) the executive’s target annual bonus for the year of termination and (ii) the average of the annual cash bonuses payable to the executive in respect of the three full calendar years immediately preceding the calendar year that includes the termination date or, if the executive has not been employed for three full calendar years preceding the calendar year that includes the termination date, the average of the annual cash bonuses payable to the executive for the number of full calendar years prior to the termination date that he or she has been employed); a prorated target bonus; 18 months’ health benefits continuation; and outplacement benefits (maximum of $20,000). Severance benefits are subject to the executive’s execution of a release in favor of the Company.

Tax Gross-Ups. None of the CIC Agreements in effect with our named executive officers provide a parachute tax gross-up, and gross-ups with respect to taxes related to legal fees or expenses incurred in connection with disputes related to the CIC Agreements are not provided in agreements with executives hired on or after July 2013.

Evaluation by the Compensation Committee. The compensation committee reviews the terms of the CIC Agreements in consultation with its independent compensation consultant, assesses the impact of possible payouts under the CIC Agreements in the event of a change in control, and confirms that the CIC Agreements are fair and reasonable to both the executive and the Company. Estimates of change in control payments are presented to, and reviewed by, the compensation committee when compensation is evaluated. Based on its most recent annual review of the CIC Agreements, the compensation committee continues to believe the payments are fair and reasonable. For a further description of compensation provided in the event of a change in control, see “Executive Compensation – Potential Payments Upon Termination or Change in Control – Potential Payments Upon a Change in Control.”

Tax and Accounting Implications

Section 162(m) of the Code. With certain exceptions, pursuant to Section 162(m) of the Code, compensation in excess of $1 million per year paid to the Company’s chief executive officer, chief financial officer, and three other highest paid executive officers (and any person who was a named executive officer for any year beginning in 2017), is not deductible. As a result, the compensation committee considers the implications under Section 162(m) while retaining flexibility to provide compensation to executive officers that is otherwise in the best interests of the Company and its stockholders.

Accounting for Share-Based Compensation. We use ASC Topic 718 for purposes of determining the fair value of share-based (or “equity-based”) compensation. The assumptions used in the calculations of these amounts are included in Note 18. “Share-Based Compensation” to our audited financial statements for the year ended December 31, 2018 included in our Annual Report on Form 10-K. The fair value of awards made to each named executive officer in 2018 is set forth under “Executive Compensation – Summary Compensation Table.”

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any other of the Company’s filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

Since formation of the compensation committee in October 2006, Michael Sweeney has served as its chair. Paul H. Stebbins has served on the compensation committee since his appointment to the board of directors in December 2006. William J. Post has served on the compensation committee since July 2010. Richard D. Chapman has served on the compensation committee since July 2012.

The compensation committee is composed solely of non-associate directors who are each (i) independent as defined under the NASDAQ listing standards, (ii) a non-associate director for purposes of Rule 16b-3 of the Exchange Act, and (iii) an outside director for purposes of Section 162(m) of the Code.

With a keen sense of awareness of its fiduciary obligations, the compensation committee actively engages management and reviews data on (i) the relationship between our incentive compensation programs and our long-term strategic goals, (ii) the impact of any individual compensation changes on total compensation (including reviewing executive tally sheets), and (iii) the possibility that any particular program or arrangement could incentivize inappropriate risk-taking behaviors. The compensation committee believes that our compensation philosophy is appropriate and that our incentive compensation programs are important tools that allow all associates, including management, to successfully focus on matters critical to our long-term success.

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement on Schedule 14A and incorporated by reference into our 2018 Annual Report on Form 10-K.

Submitted by the Members of the Compensation Committee

Michael Sweeney (Chair)
Richard D. Chapman
William J. Post
Paul H. Stebbins

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation earned by each of our named executive officers for the years ended December 31, 2018, 2017, and 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Mark R. Widmar	2018	875,273	—	5,199,983	946,361	11,000	7,032,617
Chief Executive Officer	2017	750,001	—	8,063,982	1,875,000	10,800	10,699,783
	2016	650,000	—	3,172,811	796,875	10,600	4,630,286
Alexander R. Bradley	2018	471,205	—	1,610,008	359,096	11,000	2,451,309
Chief Financial Officer	2017	443,750	—	1,949,969	720,000	10,800	3,124,519
	2016	371,255	40,000	260,027	270,938	10,600	952,820
Georges J. Antoun	2018	570,866	—	2,249,981	517,500	11,000	3,349,347
Chief Commercial Officer	2017	549,999	—	2,799,980	990,000	10,800	4,350,779
	2016	549,999	—	1,846,548	382,500	10,600	2,789,647
Raffi Garabedian	2018	562,904	—	2,249,981	440,996	11,000	3,264,881
Chief Technology Officer	2017	500,001	—	2,799,980	900,000	10,800	4,210,781
	2016	485,231	—	1,697,562	382,500	10,600	2,575,893
Philip Tymen deJong	2018	562,597	—	2,249,981	440,996	11,000	3,264,574
Chief Operating Officer	2017	500,001	—	2,799,980	900,000	10,800	4,210,781
	2016	478,044	—	1,893,558	382,500	10,600	2,764,702
——————————

(1)	Salary represents actual salary earned during the year and includes base salary and payments for vacation and holidays.

(2)	Bonus represents a one-time discretionary cash bonus of $40,000 paid to Mr. Bradley in recognition of his tenure as interim Chief Financial Officer.

(3)
Stock awards reflect the aggregate grant date fair value of the awards determined in accordance with ASC Topic 718. The assumptions and methodologies used in the calculations of these amounts are set forth in Note 18. “Share-Based Compensation” to our audited financial statements for the year ended December 31, 2018 included in our 2018 Annual Report on Form 10-K. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our executive officers is generally recognized over the vesting periods applicable to the awards. The SEC disclosure rules require that we present stock award amounts in the applicable row of the table above using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). In the table, PSUs are reflected at the target level of achievement for applicable performance metrics. The actual number of PSUs that vest following the end of the applicable performance period, if any, will depend on the relative attainment of the performance metrics. For a discussion of specific stock awards granted during 2018, see “Grants of Plan-Based Awards” below.

(4)
For a description of Non-Equity Incentive Plan Compensation, see “Compensation Discussion and Analysis – Components of 2018 Executive Compensation” and “Compensation Discussion and Analysis – 2018 Compensation Decisions – Cash Incentive Compensation.”

(5)	All Other Compensation includes employer matching contributions under the Company’s 401(k) plan.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards and other incentive compensation made to our named executive officers during the year ended December 31, 2018. The minimum award (below threshold performance) under the cash and equity plan-based award programs was $0.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Award Type	Approval Date	Grant Date	Thresh ($)	Target ($)	Max ($)	Thresh. (#)	Target (#)	Max (#)
Mark R. Widmar	RSU (4)	2/14/2018	3/6/18							35,582	2,400,006
	PSU (5)	4/30/2018	5/1/18				20,738	41,475	82,950		2,799,977
	Cash			547,346	1,094,692	2,189,384
Alexander R. Bradley	RSU (4)	2/14/2018	3/6/18							9,637	650,016
	PSU (5)	4/30/2018	5/1/18				7,110	14,220	28,440		959,992
	Cash			208,295	416,589	833,178
Georges J. Antoun	RSU (4)	2/14/2018	3/6/18							11,120	750,044
	PSU (5)	4/30/2018	5/1/18				11,109	22,218	44,436		1,499,937
	Cash			256,932	513,863	1,027,726
Raffi Garabedian	RSU (4)	2/14/2018	3/6/18							11,120	750,044
	PSU (5)	4/30/2018	5/1/18				11,109	22,218	44,436		1,499,937
	Cash			253,295	506,589	1,013,178
Philip Tymen deJong	RSU (4)	2/14/2018	3/6/18							11,120	750,044
	PSU (5)	4/30/2018	5/1/18				11,109	22,218	44,436		1,499,937
	Cash			253,295	506,589	1,013,178
——————————

(1)
For a description of cash incentive plan awards, see “Compensation Discussion and Analysis – Components of 2018 Executive Compensation” and “Compensation Discussion and Analysis – 2018 Compensation Decisions – Cash Incentive Compensation.”

(2)
The actual number of PSUs that vest following the end of the applicable performance period, if any, will depend on the relative attainment of the performance metrics. For additional discussion of PSUs granted in 2018, see “Compensation Discussion and Analysis – Components of 2018 Executive Compensation” and “Compensation Discussion and Analysis – 2018 Compensation Decisions – Equity-Based Compensation.”

(3)
The grant date fair value of these awards was determined in accordance with ASC Topic 718. The assumptions and methodologies used in the calculations of these amounts are set forth in Note 18. “Share-Based Compensation” to our audited financial statements for year ended December 31, 2018 included in our 2018 Annual Report on Form 10-K.

(4)
RSUs vest over four years at a rate of 25% per year, commencing on the first anniversary of the grant date, subject to the named executive officer’s service through each vesting date. For a description of the material terms of the RSUs granted in 2018, see “Compensation Discussion and Analysis – Components of 2018 Executive Compensation” and “Compensation Discussion and Analysis – 2018 Compensation Decisions – Equity-Based Compensation.”

(5)
Represents PSUs granted in 2018 under the EPEP. For a description of the material terms of the PSUs granted in 2018, see “Compensation Discussion and Analysis – Components of 2018 Executive Compensation” and “Compensation Discussion and Analysis – 2018 Compensation Decisions – Equity-Based Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding stock awards held by our named executive officers as of December 31, 2018.

			Stock Awards (1)			Equity Incentive Plan Awards (2)
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)		Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Mark R. Widmar	3/5/15		3,539	150,266
	3/8/16		9,167	389,231
	7/1/16		12,500	530,750
	3/7/17		62,220	2,641,861
	3/7/17	(4)	118,215	5,019,409
	3/7/17				(5)	49,249	2,091,113
	3/6/18		35,582	1,510,812
	5/1/18				(6)	20,738	880,535
Total			241,223	10,242,329		69,987	2,971,648

Alexander R. Bradley	3/5/15		811	34,435
	8/5/15		963	40,889
	3/8/16		1,944	82,542
	3/7/17		16,089	683,139
	3/7/17	(4)	27,581	1,171,089
	3/7/17				(5)	11,492	487,950
	3/6/18		9,637	409,187
	5/1/18				(6)	7,110	301,891
Total			57,025	2,421,281		18,602	789,841

Georges J. Antoun	3/5/15		3,499	148,568
	3/8/16		8,314	353,012
	3/7/17		22,985	975,943
	3/7/17	(4)	44,131	1,873,802
	3/7/17				(5)	15,323	650,615
	3/6/18		11,120	472,155
	5/1/18				(6)	11,109	471,688
Total			90,049	3,823,480		26,432	1,122,303

Raffi Garabedian	3/5/15		2,911	123,601
	3/8/16		7,200	305,712
	3/7/17		22,985	975,943
	3/7/17	(4)	44,131	1,873,802
	3/7/17				(5)	15,323	650,615
	3/6/18		11,120	472,155
	5/1/18				(6)	11,109	471,688
Total			88,347	3,751,213		26,432	1,122,303

Philip Tymen deJong	3/5/15		2,157	91,586
	3/8/16		8,666	367,958
	3/7/17		22,985	975,943
	3/7/17	(4)	44,131	1,873,802
	3/7/17				(5)	15,323	650,615
	3/6/18		11,120	472,155
	5/1/18				(6)	11,109	471,688
Total			89,059	3,781,444		26,432	1,122,303
——————————

(1)
Unless otherwise noted, RSUs vest over four years at a rate of 25% per year, commencing on the first anniversary of the grant date, subject to the named executive officer’s service through each vesting date.

(2)
Represents PSUs available for issuance under the EPEP. The actual number of PSUs that vest following the end of the applicable performance period, if any, will depend on the relative attainment of the performance metrics. For a discussion of specific stock awards granted during 2018, see “Grants of Plan-Based Awards” above.

(3)	The market value was calculated using the closing price of our common stock of $42.46 per share on December 31, 2018.

(4)
Represents the stub-year grant of PSUs under the EPEP awarded in 2017 for the two-year performance period ended December 31, 2018 that achieved the performance criteria at the maximum performance level. The PSU awards vested in February 2019 upon the compensation committee’s certification of the performance achievement and the respective executive officer’s continued employment with the Company through that time.

(5)
Represents a grant of PSUs under the EPEP awarded in 2017 scheduled to cliff-vest on December 31, 2019, subject to the relative attainment of performance metrics relating to Series 6 average cost per watt and operating expense per watt in 2019. In accordance with SEC rules, the value reflected in the table in respect of such PSUs assumes applicable performance goals are achieved at threshold performance.

(6)
Represents a grant of PSUs under the EPEP awarded in 2018 scheduled to cliff-vest on December 31, 2020, subject to the relative attainment of performance metrics relating to module segment gross margin percentage in 2020, operating expense per watt shipped in 2020, and module sales booked/confirmed as of December 31, 2020 for delivery on and after January 1, 2021. In accordance with SEC rules, the value reflected in the table in respect of such PSUs assumes applicable performance goals are achieved at threshold performance. For a description of this award, see “Compensation Discussion and Analysis – Components of 2018 Executive Compensation” and “Compensation Discussion and Analysis – 2018 Compensation Decisions – Equity-Based Compensation.”

Stock Vested

The following table provides information, on an aggregate basis, with respect to stock awards that vested during the year ended December 31, 2018 for each of the named executive officers.

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark R. Widmar	55,304	3,481,257
Alexander R. Bradley	8,841	583,013
Georges J. Antoun	35,508	2,231,870
Raffi Garabedian	33,073	2,070,125
Philip Tymen deJong	32,621	2,041,471
——————————

(1)	Calculated using the closing price per share of our common stock on the respective vesting dates. For a description of vesting of restricted stock units see the narrative below.

Restricted stock units vest over four years at a rate of 25% per year, commencing on the first anniversary of the grant date, subject to the individual’s continued employment through such dates. In the event of termination of employment due to death, an additional 12 months’ service credit will be provided. For a description of the material terms of the PSUs granted in 2018, see “Compensation Discussion and Analysis – Components of 2018 Executive Compensation” and “Compensation Discussion and Analysis – 2018 Compensation Decisions – Equity-Based Compensation.”

Pensions and Nonqualified Deferred Compensation

We do not currently provide our named executive officers with pension benefits (other than a tax-qualified 401(k) plan benefit) or other nonqualified deferred compensation arrangements that could be characterized as nonqualified deferred compensation arrangements under Section 409A of the Code.

Employment Agreements and Arrangements

We have entered into employment agreements with each of Messrs. Widmar, Bradley, Antoun, Garabedian, and deJong to serve as an executive officer. Under the terms of each employment agreement, each executive officer is entitled to an annual base salary as described under “Compensation Discussion and Analysis – 2018 Compensation Decisions – Base Salary,” the opportunity to participate in our annual bonus program with a target bonus as described under “Compensation Discussion and Analysis – 2018 Compensation Decisions – Cash Incentive Compensation,” other senior level incentive programs, standard employee benefits, and four weeks of vacation.

Our employment agreements with our executive officers provide that, in the event their employment is terminated by us without “cause,” the executive officer is eligible to receive the following: (i) severance equal to one year of his annual base salary, payable over the 12 months following termination (two years payable over 24 months in the case of Mr. Widmar), (ii) continued medical benefits until the earlier of one year following termination or his coverage under the medical benefit plan of another employer, and (iii) an additional one year of service credit for purposes of determining vesting of time-based equity compensation awards (this additional service credit does not apply to PSUs). The additional vesting described in clause (iii) above also applies if the executive officer’s employment terminates due to his death or disability. In the event of termination of the executive officer’s employment for any reason, he is entitled to payment of his earned and unused (and unforfeited) vacation. The severance benefits described in clause (i) above are conditioned upon the executive timely delivering a valid and irrevocable release of claims in favor of the Company.

Each executive officer is also subject to either separate confidentiality and intellectual property agreements or an intellectual property agreement, each of which contains confidentiality provisions, and a separate non-competition and non-solicitation agreement, the latter of which provides that the executive officer will not compete with the Company or solicit Company associates during a one-year restricted period (two years in the case of Mr. Widmar). Each executive officer has also entered into a separate CIC Agreement with the Company, the terms of which are described in “Potential Payments Upon Termination or Change in Control – Potential Payments Upon a Change in Control – Change in Control Severance Agreements.”

Although some of our employment agreements include specific provisions subjecting only certain payments thereunder to clawback to the extent required by law, as a result of our adoption of a broadly applicable clawback policy, certain payments to our executives under each of the agreements below are subject to clawback to the extent required by applicable law.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination of Employment (Other Than in the Context of a Change in Control)

The table below reflects the estimated amount of compensation payable to each of our named executive officers in the event of termination of such executive’s employment as of December 31, 2018. Amounts included in the table reflect an involuntary termination without “cause” and a termination due to death, disability, or a qualifying retirement of the executive, in each case, other than in connection with a change in control. The actual amounts to be paid out can only be determined at the time of the executive’s separation from the Company. Unless otherwise noted, for purposes of the calculations below, we used a share value of $42.46 per share, which was the closing price per share of our common stock on December 31, 2018. None of the named executive officers is entitled to compensation upon a termination for “cause” except for the value of any earned and unused (and unforfeited) vacation.

For descriptions relating to these payments and benefits, including any release, non-competition, non-solicitation, or similar requirements, see “Employment Agreements and Arrangements.” The amounts do not include amounts payable pursuant to the Company’s contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation, in favor of executive officers of the Company and that are available generally to all salaried associates, including payment of accrued rights such as payment for accrued and unpaid vacation.

Name	Payment Type		Involuntary Not for Cause Termination ($)		Termination Due to Death or Disability ($)
Mark R. Widmar	Cash severance	(1)	1,800,000	(4)	1,094,692
	Health coverage	(2)	18,410		—
	Equity treatment	(3)	1,868,622	(3)	8,031,807
Total			3,687,032		9,126,499

Alexander R. Bradley	Cash severance	(1)	475,000	(4)	416,589
	Health coverage	(2)	6,585		—
	Equity treatment	(3)	446,637	(3)	1,948,929
Total			928,222		2,365,518

Georges J. Antoun	Cash severance	(1)	575,000	(4)	513,863
	Health coverage	(2)	20,131		—
	Equity treatment	(3)	768,441	(3)	2,991,091
Total			1,363,572		3,504,954

Raffi Garabedian	Cash severance	(1)	575,000	(4)	506,589
	Health coverage	(2)	18,328		—
	Equity treatment	(3)	719,824	(3)	2,942,474
Total			1,313,152		3,449,063

Philip Tymen deJong	Cash severance	(1)	575,000	(4)	506,589
	Health coverage	(2)	20,131		—
	Equity treatment	(3)	718,933	(3)	2,941,582
Total			1,314,064		3,448,171
——————————

(1)	Estimates based on aggregate payments made over the severance period, which period for Mr. Widmar is 24 months and for all other executives is 12 months.

(2)
Represents maximum aggregate value of continued health benefit coverage based on 2018 costs for this benefit, to be provided over the health benefit continuation period, which is 12 months for all named executive officers.

(3)
Amounts are estimates, based on the aggregate value of 12 months’ acceleration of the vesting of time-based equity awards outstanding on December 31, 2018, as provided under the terms of each named executive officer’s employment agreement. In the event of a termination due to death or disability, PSUs would vest following the end of the performance period, based on actual achievement of the applicable performance metrics and pro-rated based on the length of the period the executive was employed by the Company during the performance period. In the table, PSU vesting is reflected at the target level of achievement of applicable performance metrics. The actual number of PSUs that vest following the end of the applicable performance period, if any, will depend on the relative attainment of the performance metrics.

(4)
Our 2018 annual cash incentive compensation plan requires that all associates be employed on the bonus payout date with the following exceptions: retirement, death, and long-term disability. These exceptions allow for eligibility of a pro-rated award based on days of service completed during the performance year. Amounts shown reflect a target payout assuming employment through the bonus payout date.

Potential Payments Upon a Change in Control

Consequences of a Change in Control Under Equity-Based Compensation Plans. The 2015 Omnibus Plan (and its predecessor, the 2010 Omnibus Incentive Compensation Plan) provides that, unless otherwise provided in an award agreement, or unless provision is made in connection with the change of control (as defined below) for assumption of, or substitution for, awards previously granted, in the event of a change of control, any equity awards outstanding as of the date of the change of control shall be treated as follows as of the date immediately prior to the change of control: (i) awards subject only to time-based vesting criteria would become (or would be deemed) fully vested and/or exercisable, and all restrictions and forfeiture provisions related thereto would lapse, as applicable, and (ii) all performance units and other awards designated as performance compensation awards would be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained.

The term “change of control” in the 2010 Omnibus Plan is defined as the occurrence of any of the following events:

•	During any period of 24 consecutive months, a change in the composition of a majority of the board of directors that is not supported by a majority of the incumbent board of directors;

•
The consummation of a merger, reorganization or consolidation, or sale or other disposition of all or substantially all of the total gross fair market value (determined without regard to liabilities) of our assets, subject to certain exceptions for transactions that would not constitute a change in control; or

•
The approval by our stockholders of a plan of our complete liquidation or dissolution; or an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than the greater of (a) 20% and (b) the percentage of the combined voting power of the outstanding voting securities owned by certain specified stockholders, with exceptions for certain acquisitions.

The term “change of control” in the 2015 Omnibus Plan is defined as the occurrence of any of the following events:

•
During any period of 24 consecutive months, individuals who were members of the board of directors at the beginning of such period cease at any time during such period for any reason to constitute at least a majority of the board of directors;

•
The consummation of (i) a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving (x) the Company or (y) any of its subsidiaries, (but in the case of this clause (y) only if voting securities of the Company are issued or issuable in connection with such transaction) or (ii) a sale or other disposition of all or substantially all the assets of the Company, in each case, unless following which (a) the stockholders of the Company as of just prior to such consummation continue to own in substantially the same proportions more than 50% of the combined voting power of the surviving entity (disregarding any interests in the surviving entity that such stockholders owned before such consummation), (b) no person (excluding employee benefit plans or related trusts and specified shareholders (defined below)) owns 20% or more of the combined voting power of the surviving entity, and (c) a majority of the members of the board of directors of the surviving entity were members of the Company’s board of directors as of the time such transaction was agreed upon or approved;

•
The approval by our stockholders of a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in the preceding bullet that does not otherwise constitute a change of control; or

•
The date that any legal person, corporation, or other entity or group (as defined) other than any “specified shareholder” becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of that is equal to or greater than 30%.

PSU Award Agreements. The PSUs granted to our named executive officers under the EPEP provide that, upon a change in control of the Company in which the acquirer assumes or substitutes the PSUs, the PSUs would accelerate vesting based on (i) actual achievement of the applicable vesting conditions as of the date of termination in the case of PSUs granted in 2017 and (ii) the greater of target or actual achievement of the applicable vesting conditions as of the date of termination in the case of PSUs granted in 2018, if, during the two-year period after a change in control, the executive’s employment is terminated without “cause” or the executive resigns for “good reason” (as defined in the executive’s CIC Agreement). Upon the occurrence of a change in control of the Company in which the acquirer does not assume or substitute the PSUs, the PSUs would be deemed immediately vested at the (i) target level of performance in the case of PSUs granted in 2017 and (ii) the greater of target or actual achievement of the applicable vesting conditions as of the last date of the quarter preceding the change in control in the case of PSUs granted in 2018.

Change in Control Severance Agreements. We have entered into CIC Agreements with our executive officers and certain senior management, including each of our named executive officers. As of July 2013, our compensation committee determined that such CIC Agreements will no longer provide for full vesting of unvested time-vested equity-based compensation upon a change in control of the Company and will instead provide for vesting of such equity-based compensation only upon a termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. Consistent with that decision, pursuant to the CIC Agreements entered into with Messrs. Widmar and Bradley, if a change in control occurs (substantially as defined in the 2015 Omnibus Plan, except that a change in control will only be deemed to have occurred if such change in control constitutes a change in the ownership or effective control of the Company or a change in the ownership or a substantial portion of the assets of the Company within the meaning of Section 409A of the Code), Messrs. Widmar and Bradley will only become entitled to accelerated vesting of all equity-based, long-term incentive awards (other than awards which by their express terms do not accelerate under the CIC Agreements and other than awards held by Mr. Widmar granted prior to July 1, 2016) upon termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. Under the legacy CIC Agreements with Messrs. Antoun, deJong, and Garabedian, and awards held by Mr. Widmar granted prior to July 1, 2016, if a change in control occurs (substantially as defined in the 2010 Omnibus Plan, except that, pursuant to an August 2013 amendment to such CIC Agreements, a change in control will only be deemed to have occurred if such change in control constitutes a change in the ownership or effective control of the Company or a change in the ownership or a substantial portion of the assets of the Company within the meaning of Section 409A of the Code), the executive would become immediately entitled to accelerated vesting of all equity-based, long-term incentive awards (other than awards which by their express terms do not accelerate under the CIC Agreements).

Named executive officers who are party to a CIC Agreement will also be entitled to severance payments and benefits if, in the case of each named executive officer other than Messrs. Widmar and Bradley, the executive’s employment with the Company is terminated in anticipation of a change in control or if, with respect to each named executive officer, during the two-year period after a change in control, the executive’s employment is terminated without “cause” or the executive resigns for “good reason” (including any material reduction in an executive’s authorities, duties, or responsibilities; any material reduction in annual base salary or annual incentive opportunity; a relocation of the executive’s principal place of employment by 50 or more miles; a failure to pay compensation when due; a failure of a successor to assume the obligations of the agreement; and receipt of written notice from the Company of a termination without “cause”) (such termination, a “qualifying termination”). If terminated or separated from the Company under those circumstances, the executive would be entitled to the following additional benefits under the CIC Agreement:

•
a lump-sum cash severance payment equal to two times the sum of (i) the executive’s annual base salary (without regard to any reduction giving rise to “good reason”) and (ii) the greater of (a) the executive’s target annual bonus for the year of termination; or (b) the average of the annual cash bonuses payable to the executive in respect of the three full calendar years immediately preceding the calendar year that includes the termination date or, if the executive has not been employed for three full calendar years preceding the calendar year that includes the termination date, the average of the annual cash bonuses payable to the executive for the number of full calendar years prior to the termination date that he or she has been employed;

•	a pro-rated target annual bonus;

•	the continuation of, or reimbursement for, medical and certain other employee benefits for 18 months after termination of employment; and

•	reimbursement for the cost of executive-level outplacement services (subject to a $20,000 limit).

Such severance benefits under the CIC Agreements are in lieu of any other severance benefit the executive may otherwise be entitled to, such as under the executive’s employment agreement. To obtain severance benefits under a CIC Agreement, an executive must first execute a separation agreement with the Company that includes a waiver and release of any and all claims against the Company. For terminations other than a qualifying termination following a change in control, the executive is entitled to accrued rights only.

As a result of our compensation committee’s decision to no longer provide any executives with excise tax gross-up payments that may be triggered under Section 280G of the Code, we no longer have any legacy employment agreements with our named executive officers that allow for such tax gross-up payments.

The table below shows the amounts that would be payable to each of the named executive officers who is party to a CIC Agreement in the event of a qualifying termination following a change in control, if a change in control and the qualifying termination had occurred on December 31, 2018, using a share value of $42.46 per share, which was the closing price per share of our common stock on December 31, 2018. The amounts do not include amounts payable pursuant to our contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation, in favor of executive officers of the Company and that are available generally to all salaried associates, including payment of accrued rights such as payment for accrued and unpaid vacation.

Name	Cash Severance Payment Amount ($)	Value of Accelerated Equity Awards ($)(1)	Estimated Value of Medical and Welfare Benefits ($)(2)	Estimated Value of Outplacement Assistance ($)(3)	Total ($)
Mark R. Widmar	5,152,608	13,954,734	27,615	20,000	19,154,957
Alexander R. Bradley	2,199,767	3,480,489	9,878	20,000	5,710,134
Georges J. Antoun	3,055,530	5,235,276	30,196	20,000	8,341,002
Raffi Garabedian	2,797,589	5,163,009	27,492	20,000	8,008,090
Philip Tymen deJong	2,781,279	5,193,240	30,196	20,000	8,024,715
——————————

(1)
All time-based equity awards for Messrs. Antoun, Garabedian, and deJong vest upon a change in control. The vesting for Mr. Widmar of all grants made prior to July 1, 2016 are subject to single-trigger vesting and all grants made after July 1, 2016 are subject to double-trigger vesting. The vesting of all time-based equity awards for Mr. Bradley is a double-trigger benefit, and such time-based equity awards vest only upon a termination without “cause” or for resignation for “good reason” within two years following a change in control of the Company. All PSUs vest at the level of (i) actual performance for 2017 PSUs or (ii) at the greater of target or actual performance for 2018 PSUs, only upon a termination without “cause” or for resignation for “good reason” within two years following a change in control, in the event that an acquirer of the Company assumes or substitutes the PSUs. In the table, PSU vesting is reflected at the target level of achievement of the applicable performance metrics.

(2)	Estimated value of 18 months continued medical and certain other employee benefits based on 2018 costs for these benefits.

(3)	Assumes a maximum payment of $20,000, which may be made for outplacement assistance.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Mark Widmar, our Chief Executive Officer. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2018, our last completed fiscal year:

•	the median annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $79,481;

•	the annual total compensation of our Chief Executive Officer was $7,032,617; and

•	our Chief Executive Officer’s annual total compensation was 88 times that of the median of the annual total compensation of all employees.

To identify the median of the annual total compensation of all our employees (or “median employee”), as well as to determine the annual total compensation of the median employee, we used the following methodology, assumptions, adjustments, and estimates.

1.
We selected December 31, 2018, which is within the last three months of 2018, as the date upon which we would identify the median employee because it enabled us to make such identification in a reasonably efficient and economical manner.

2.
We determined that, as of December 31, 2018, our global employee population consisted of approximately 6,400 associates. This population consisted of the Company’s full-time and part-time employees, but did not include any independent contractors, interns, or temporary employees.

3.
To identify the median employee from our employee population, we used the annual total compensation of our employees. In order to determine annual total compensation, we reviewed the Company’s global payroll records and determined the pay categories that should be included in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. In making this determination, we annualized the base salary of permanent employees who were hired during 2018.

4.
In identifying the median employee and determining the annual total compensation of the median employee, we applied an exchange rate as of December 31, 2018 to convert the compensation elements paid in each local currency to U.S. dollars.

5.
Using this methodology, we determined that the median employee was a full-time, salaried employee located in Malaysia, with annual total compensation for the year ended December 31, 2018 of $13,269. We then applied a cost-of-living adjustment to the annual total compensation of the median employee. In calculating the cost-of-living adjustment, we compared nominal GDP per capita in the United States and Malaysia for 2017, which was the most recent year with available data, as published by the World Bank, which resulted in a cost-of-living adjustment factor of 5.99. After applying the cost-of-living adjustment, we determined that the annual total compensation of the median employee was $79,481.

6.	With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table included in this Proxy Statement.

7.
Without applying the cost-of-living adjustment to the annual total compensation of the median employee, our Chief Executive Officer’s annual total compensation was 530 times that of the median of the annual total compensation of all employees.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Upon the recommendation of the nominating and governance committee of the board of directors, the board of directors has nominated for election at the annual meeting the following ten nominees. Information about these nominees is provided above under the heading “Directors.” Each of the nominees is currently serving as a director of the Company. We expect each nominee for election as a director at the annual meeting to be able to accept such nomination. If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to stand for election. If a substitute nominee is selected to stand for election, the proxy holders will vote shares with respect to the substitute nominee in accordance with the voting instructions received for the original nominee unless contrary instructions are duly provided. At the annual meeting, proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees

The board of directors has nominated for election to the board of directors the following ten nominees:

Michael J. Ahearn
Sharon L. Allen
Richard D. Chapman
George A. Hambro
Molly E. Joseph
Craig Kennedy
William J. Post
Paul H. Stebbins
Michael Sweeney
Mark R. Widmar

Required Vote

For each of the ten nominees, the affirmative vote of a majority of the votes cast for such nominee is required to elect such nominee as a director. A person shall be considered to have received a majority of the votes cast with respect to such person’s election only if the number of votes cast “FOR” such person’s election exceeds the number of votes cast “AGAINST” such person’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “FOR” or “AGAINST” such person’s election, and proxies received from a stockholder of record that do not indicate a specific choice counted as a vote cast “FOR” such person’s election. You may not accumulate your votes for the election of directors. If an incumbent director receives less than a majority of votes cast with respect to his or her election, such director is required to promptly tender his or her resignation to the chairman of the board for consideration by the nominating and governance committee. See “Directors – Majority Vote Standard.”

Recommendation

The board of directors recommends a vote “FOR” the election to the board of directors of each of the foregoing nominees.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

The audit committee of the board of directors is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. The audit committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2019. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2006 and has also provided certain tax and other audit-related services. See “Principal Accountant Fees and Services.” In order to ensure continuing auditor independence, the audit committee periodically considers whether there should be a rotation of our independent registered public accounting firm. The audit committee and the board of directors believe that the continued retention of PricewaterhouseCoopers LLP as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019 requires the affirmative vote of holders of a majority of the stock represented and voting on such question. “Abstentions” will not be counted as a vote cast either “FOR” or “AGAINST” this proposal, and proxies received from a stockholder of record that do not indicate a specific choice will be counted as a vote cast “FOR” this proposal.

Recommendation

The board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during the year ended December 31, 2018, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements. In making such statement, we have relied upon examination of the copies of Forms 3, 4, and 5 provided to us and the written representations of our directors and executive officers.

OTHER MATTERS

It is not anticipated that any matters other than those described in this proxy statement will be brought before the annual meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

HOUSEHOLDING

The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We will promptly deliver a separate copy of the proxy materials to each stockholder who has been “householded” if he or she requests the Company to do so. If you desire to receive separate copies of any of our future proxy materials, or if you are receiving multiple copies of such proxy materials and would like to receive only one copy for your household, you should contact your broker, bank, or other nominee, or you may contact us by telephone at (602) 414-9300 or by mail at Investor Relations, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281. Our proxy materials are also available free of charge at www.edocumentview.com/fslr.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2020 proxy statement pursuant to Rule 14a-8 of the Exchange Act must submit the proposal so that it is received by us no later than December 4, 2019. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to First Solar’s Corporate Secretary at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

If a stockholder does not submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at next year’s annual meeting of stockholders, our bylaws require that the stockholder notify us in writing on or before February 14, 2020, but no earlier than January 15, 2020, to be included in our materials relating to that meeting. Proposals received after February 14, 2020 will not be voted on at the annual meeting. In addition, such proposal must also include, among other things, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; the text of the proposal or business (including the text of any resolutions proposed for consideration); the name and address, as they appear on the Company’s books, of the stockholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; the class or series and number of shares of the Company which are beneficially owned or owned of record by the stockholder and the beneficial owner; any material interest of the stockholder in such business; a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to attend such meeting directly or by proxy to propose such business; and a representation whether the stockholder intends to solicit proxies in support of the proposal. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder’s notice must comply with additional provisions as set forth in our bylaws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would need to be disclosed in a proxy filing. Any such proposals should be directed to our Corporate Secretary as noted above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the audit committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any other of the Company’s filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

The audit committee is comprised of five non-management directors, each of whom is independent as that term is defined in the NASDAQ Marketplace Rules and satisfies the audit committee independence standard under Rule 10A-3(b)(1) of the Exchange Act.

The audit committee operates under a written audit committee charter that was approved by the audit committee and board of directors. The audit committee held seven meetings during 2018.

The audit committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the audited financial statements of the Company for the year ended December 31, 2018. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board, as in effect on the date of this proxy statement.

PricewaterhouseCoopers LLP provided to the audit committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and the audit committee discussed with PricewaterhouseCoopers LLP the latter’s independence, including whether its provision of non-audit services compromised such independence.

Based on the reviews and discussions described above, the audit committee recommended to the board of directors of the Company that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Submitted by the Members of the Audit Committee

Sharon L. Allen (Chair)
Richard D. Chapman
Molly E. Joseph
Craig Kennedy
Paul H. Stebbins

Appendix A

Audit Committee Charter

I. PURPOSE OF THE AUDIT COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of First Solar, Inc. (the “Company”) shall be to:

•
assist the Board in monitoring (i) the integrity of the financial statements and system of internal controls of the Company, (ii) the qualifications, performance and independence of the independent auditor, (iii) the performance of the Company’s internal audit function and (iv) the Company’s compliance with regulatory and legal requirements;

•	prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement;

•
satisfy themselves that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles and fairly present the financial position and risks of the Company; and

•	provide the Board with such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

II. COMPOSITION

A. Composition.

The Committee shall be comprised of three (3) or more “independent” directors as determined by the Board. The members of the Committee shall be appointed by the Board annually on the recommendation of the Nominating and Corporate Governance Committee, and shall serve until their successors are duly elected and qualified. The members of the Committee shall designate a Chair by majority vote of the full Committee membership.

B. Qualifications.

Each member of the Committee shall be determined by the Board to be “independent” and to satisfy the additional independence standards for audit committee service under the listing standards of the Nasdaq Global Market, the requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the SEC, in each case as in effect from time to time. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, and not have participated in the preparation of the financial statements of the Company or any subsidiary at any time during the past three years. At least one member of the Committee shall be an “audit committee financial expert” as determined by the Board and as required by the rules and regulations of the SEC.

C. Compensation.

No member of the Committee may receive any compensation from the Company other than (i) fees paid to directors for service on the Board (including customary perquisites and other benefits that all directors receive), (ii) additional fees paid to directors for service on a committee of the Board or as the chairperson of any committee and (iii) a pension or other deferred compensation for prior service that is not contingent on future service on the Board.

III. MEETINGS; VOTING; MINUTES

A. Meetings.

The Committee shall meet in person or telephonically at least quarterly, or more frequently as it determines. As part of its responsibility to foster open communication, the Committee shall meet in separate executive sessions at least (i) annually with each of management and the internal auditors and (ii) quarterly with the independent accountants, in each case to discuss any matters that the Committee or such group believes should be discussed privately. The Committee may hold additional formal or informal meetings or consultations with any officer or employee of the Company discretion of the Committee or the Chair.

B. Voting.

Each member of the Committee shall be entitled to one vote. A majority of the members of the Committee shall constitute a quorum for any meeting, and the majority of the members present shall decide any matter brought before the Committee.

C. Minutes.

The Committee shall maintain minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV. RESPONSIBILITIES AND DUTIES

The Committee shall be responsible for and perform the following functions:

A. General.

The Committee’s responsibilities consist of the following:

•	Review and update this charter at least annually and cause it to be attached as an appendix to the proxy statement every three years, at a minimum.

•	Perform an annual evaluation of the performance of the Committee.

•
Report regularly to the Board on the performance of the Committee’s responsibilities and duties, as well as any issues that arise with respect to the quality or integrity of the Company’s financial statements and internal controls, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

•
Review and discuss with management and the independent auditors the Company’s Form 10-Q report prior to its filing, and the results of the independent auditors’ review of interim financial information pursuant to Statement on Auditing Standards 61. Such meeting shall include a review and discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•
Meet to review and discuss with management and the independent auditors the Company’s Annual Report on Form 10-K prior to its filing, including the financial statements contained therein and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

•
Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies or the investing public. Discussions of earnings press releases as well as financial information and earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

•
Review and approve all reports and disclosure with respect to matters related to the Committee required to be included in the Company’s proxy statement pursuant to applicable rules and regulations of the SEC.

•
Review the Company’s system of internal controls and discuss with management any material issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

•
Review with the independent auditors (i) all critical accounting policies and practices used, (ii) their judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by management, (iii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments, and the treatment preferred by the auditor and (iv) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management and the independent auditor the effect on the Company’s financial statements of any regulatory or accounting initiatives or any off-balance sheet structures.

•	Review the disclosures and certifications of the Company’s Chief Executive Officer and Chief Financial Officer under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

•
The Committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions and the Committee shall receive appropriate funding, as determined by the Committee, for payment of compensation to such counsel, experts and other advisors; and the Committee shall have reasonable access to employees, consultants and agents of the Company and access to the books and records of the Company necessary to perform the duties of the Committee.

B. Independent Auditors.

The independent auditors for the Company are accountable, and report directly, to the Committee. The Committee shall have the sole authority to (i) retain, evaluate and terminate the Company’s independent auditors, (ii) approve all fees and other compensation paid to the auditors and (iii) resolve any disagreements between management and the independent auditors regarding financial reporting. The Committee shall pre-approve all auditing and permitted non auditing services of the independent auditors, subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Committee prior to completion of the audit. The Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate, including the authority to grant pre approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

The Committee shall review the performance of the independent auditors and shall:

•
Ensure that the independent auditors submit to the Committee at least annually a formal written statement describing all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

•
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry of investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with such issues and (d) all relationships between the independent auditor and the Company or its executive officers.

•
Review and evaluate the qualifications, performance and independence of the independent auditors and the lead audit partner of the independent auditors, including whether the auditor’s quality controls are adequate and the provision of any permitted non audit services is compatible with maintaining the auditor’s independence, in each case taking into account the opinions of management and the independent auditors. The Committee shall present its conclusions with respect to the independent auditors and the lead audit partner of the independent auditors to the Board not less frequently than annually.

•	Assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Securities Exchange Act of 1934.

•	Review and discuss with the independent auditor the annual audit plan the scope of the audit, and review and discuss the results of the audit prior to releasing year-end earnings.

•	Consider and review with the independent auditor the matters required to be discussed by generally accepted auditing standards.

•	Discuss with external auditors significant consultations on matters that otherwise are required to be disclosed to the audit committee and made with the external auditor’s national office.

•
Review and pre-approve requests for any management consulting engagement with the independent auditors. Set clear hiring policies for employees or former employees of the independent auditors and confirm with management prior to the initiation date of each audit that the Company has not hired any such person in the past year in violation of Section 10A of the Exchange Act.

•
Discuss with the independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, including management’s adoption and/or application of, or changes to, the Company’s significant auditing and accounting principles and practices, any difficulties encountered in the audit, any restrictions on the scope of the activities or access to requested information and any significant disagreements with management, and, in each case, management’s responses thereto. Obtain from the independent auditor assurance that it is not aware of any illegal act required to be reported to the Committee under Section 10A(b) of the Exchange Act.

•	Discuss with the independent auditors the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (PCAOB) (United States).

C. Internal Audit.

The Committee shall:

•
Review and concur in the appointment, replacement, dismissal, compensation and performance review of the senior internal audit executive as well as any firm providing internal audit services. Discuss with the internal auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes to the planned scope of internal audit projects.

•	Review the internal audit function of the Company including its competence and objectivity and the independence and authority of its reporting obligations.

•
Approve annually the proposed audit plan for the coming year and all significant changes to the plan, including intended levels of support and the coordination of such plans with the independent auditors and the firm providing internal audit services.

•	Assist the Board in its oversight of the performance of the senior internal audit executive and the Company’s internal audit function.

•	Review significant reports prepared by the internal audit department together with management’s responses and follow-up to those reports.

•	Approve annually the Internal Audit Charter.

•
Review the effectiveness of the internal audit function, including conformance with The Institute of Internal Auditor’s the Definition of Internal Auditing, Code of Ethics and the International Standards for Professional Practice of Internal Auditing.

D. Legal Compliance.

The Committee shall:

•	At least quarterly, review with Company counsel any legal matters that could have significant impact on the Company’s financial statements or its compliance with applicable laws and regulations.

•	Assist the Board in its oversight of the Company’s compliance with legal and regulatory requirements.

E. Other Matters.

The Committee shall:

•	Annually prepare a report to shareholders as required by the Commission for inclusion in the Company’s annual proxy statement.

•
Review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management programs.

•
Review and approve all related party transactions to ensure that they are on such terms, which, in the judgment of the Committee, are no less favorable to the Company than could be obtained from unaffiliated parties.

•	Monitor and review annually the Company’s compliance with its Code of Business Conduct and Ethics.

•	Review the policies and procedures with respect to officers’ expense accounts and perquisites, and consider the results of any review of the areas by the internal auditors.

•
Discuss with management any correspondence with regulators or governmental agencies or any published reports, in each case, which raise material issues regarding the Company’s financial statements or accounting policies.

•	Form, and delegate authority to, subcommittees when it deems appropriate.

•
Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls, and auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Perform such other functions as may be necessary or appropriate under law, the Company’s Charter or By-Laws or as directed by the Board.

First Solar

VOTE

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Michael J. Ahearn	☐	☐	☐	02 - Sharon L. Allen	☐	☐	☐	03 - Richard D. Chapman	☐	☐	☐
04 - George A. Hambro	☐	☐	☐	05 - Molly E. Joseph	☐	☐	☐	06 - Craig Kennedy	☐	☐	☐
07 - William J. Post	☐	☐	☐	08 - Paul H. Stebbins	☐	☐	☐	09 - Michael Sweeney	☐	☐	☐
10 - Mark R. Widmar	☐	☐	☐								

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.

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0300JE

The 2019 Annual Meeting of Stockholders of First Solar, Inc.
will be held on Wednesday, May 15, 2019, at 12:00 p.m., Eastern Daylight Time, virtually via the internet at
www.meetingcenter.io/216494404

To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is FSLR2019.

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First Solar.

Proxy — First Solar, Inc.

Solicited on Behalf of the Board of Directors for the Annual Meeting, May 15, 2019

2019 Annual Meeting of First Solar, Inc. Stockholders
May 15, 2019, 12:00 p.m. (Eastern Time)

The undersigned hereby appoints Mark R. Widmar, Paul J. Kaleta and Jason E. Dymbort (the "proxies"), or any of them, with full power of substitution, to represent and to vote the Common Stock of the undersigned at the annual meeting of stockholders of First Solar, Inc., to be held virtually via the internet on May 15, 2019, at 12:00 p.m., Eastern Time or at any adjournment thereof as stated on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Unless you are voting via the Internet or telephone, the proxies cannot vote your shares unless you sign and return this card.

C Non-Voting Items

Change of Address — Please print new address below.